UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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CHICAGO BRIDGE & IRON COMPANY N.V.
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CHICAGO BRIDGE & IRON COMPANY N.V.
Oostduinlaan 75
2596 JJ The Hague, The Netherlands

NOTICE OF AND AGENDA FOR ANNUAL GENERAL MEETING
OF SHAREHOLDERS TO BE HELD MAY 7, 2009

To the Shareholders of:
CHICAGO BRIDGE & IRON COMPANY N.V.

You are hereby notified that the Annual General Meeting of Shareholders (the “Annual Meeting”) of Chicago Bridge & Iron Company N.V. will be held at the InterContinental Amstel Hotel Amsterdam, Professor Tulpplein 1, 1018 GX Amsterdam, The Netherlands, at 2:00 p.m., local time, on Thursday, May 7, 2009, for the following purposes:

1. To elect three members of the Supervisory Board to serve until the Annual General Meeting of Shareholders in 2012. The Supervisory Board recommends the election of Philip K. Asherman, L. Richard Flury, and W. Craig Kissel to fill these positions;

2. To authorize the preparation of our Dutch statutory annual accounts and the annual report of our Management Board in the English language, to discuss our annual report of the Management Board for the year ended December 31, 2008 and to adopt our Dutch statutory annual accounts for the year ended December 31, 2008;

3. To discharge the sole member of our Management Board from liability in respect of the exercise of its duties during the year ended December 31, 2008;

4. To discharge the members of our Supervisory Board from liability in respect of the exercise of their duties during the year ended December 31, 2008;

5. To approve the final dividend for the year ended December 31, 2008 in an amount of $0.16 per share, which has previously been paid out to shareholders in the form of interim dividends;

6. To approve the extension of the authority of our Management Board, acting with the approval of our Supervisory Board, to repurchase up to 10% of our issued share capital until November 7, 2010 on the open market, through privately negotiated transactions or in one or more self tender offers for a price per share not less than the nominal value of a share and not higher than 110% of the most recent available (as of the time of repurchase) price of a share on any securities exchange where our shares are traded;

7. To appoint Ernst & Young LLP as our independent registered public accounting firm, who will audit our accounts for the year ending December 31, 2009;

8. To amend our Articles of Association to provide that the mandatory retirement date of directors who attain the age of seventy-two will be the day on which the annual meeting is held in the financial year following the year during which such director reaches the age of seventy-two in accordance with the draft deed of amendment prepared by the Management Board and approved by the Supervisory Board and annexed as Annex A to this Proxy Statement and to authorize each lawyer, each civil law notary and each deputy civil-law notary of Baker & McKenzie Amsterdam N.V., jointly as well as severally, to apply for the ministerial statement of non-objection on the draft deed of amendment of the Articles of Association, to amend said draft in such a way as might appear necessary in order to obtain the statement of non-objection and to execute and to sign the deed of amendment of the Articles of Association;

9. To amend the Chicago Bridge & Iron Company 2008 Long-Term Incentive Plan;

10. To amend the Chicago Bridge & Iron 2001 Employee Stock Purchase Plan;

11. To approve the extension of the authority until May 7, 2014 of our Supervisory Board to issue shares and/or grant rights to acquire our shares (including options to subscribe for shares), never to exceed the number of authorized but unissued shares, and to limit or exclude the preemptive rights of shareholders with respect to the issuance of shares and/or the grant of the right to acquire shares; and

12. To discuss our dividend policy.

Our Dutch statutory annual accounts and the annual report of the Management Board, our Annual Report on Form 10-K, the charters of each of our Audit, Nominating, Organization and Compensation, Corporate Governance and Strategic Initiatives Committees, our Corporate Governance Guidelines and our Code of Ethics can be accessed through our website, www.cbi.com, and, along with directions to attend the Annual Meeting, may be obtained free of charge by request to our principal executive offices at Oostduinlaan 75, 2596 JJ The Hague, The Netherlands; and at our administrative offices c/o CB&I, 2103 Research Forest Drive, The Woodlands, TX 77380-2624 Attn: Investor Relations. The text of the proposed amendment to our Articles of Association and copies of the documents listed above are also available for inspection by shareholders free of charge at our offices in The Hague listed above.

REGISTERED SHAREHOLDERS ARE REQUESTED TO VOTE PROMPTLY, AND IF VOTING BY MAIL, TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

David A. Delman
Secretary

March 27, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 7, 2009: The proxy statement and annual report to security holders are available on the Internet at www.proxyvote.com.

Corporate Governance		2
Committees of the Supervisory Board		3
ITEM 1	Election of Members of the Supervisory Board	8
	Common Stock Ownership by Certain Persons and Management	11
	Executive Compensation	13
	Determining the Form and Amount of Compensation Elements to Meet Our Compensation Objectives	20
	Executive Officer Compensation	23
	Summary Compensation Table	23
	Grants of Plan-Based Awards	25
	Outstanding Equity Awards at Fiscal Year-End	26
	Option Exercises and Stock Vested	28
	Nonqualified Deferred Compensation	28
	Potential Payments Upon Termination or Change of Control	29
	Director Compensation	34
ITEM 2	Adoption of Annual Accounts for 2008	35
ITEM 3	Discharge of Sole Member of the Management Board	36
ITEM 4	Discharge of Members of the Supervisory Board	36
ITEM 5	Distribution from Profits	36
ITEM 6	Extension of Authority of Management Board to Repurchase up to 10% of our Issued Share Capital Until November 7, 2010	36
ITEM 7	Appointment of our Independent Registered Public Accounting Firm	37
ITEM 8	Adoption of Amendment to Our Articles of Association	37
ITEM 9	Adoption of Amendment to the Chicago Bridge & Iron Company 2008 Long-Term Incentive Plan	38
ITEM 10	Adoption of Amendment of the Chicago Bridge & Iron 2001 Employee Stock Purchase Plan	43
ITEM 11	Extension of Authority of Supervisory Board to Issue Shares, to Grant the Right to Acquire Shares and to Limit or Exclude Preemptive Rights Until May 7, 2014	46
ITEM 12	Discussion of Dividend Policy	47
Shareholder Proposals		48

CHICAGO BRIDGE & IRON COMPANY N.V.

PROXY STATEMENT

This proxy statement, which is first being mailed or made available to holders of registered shares on or about March 27, 2009, is furnished in connection with the solicitation of proxies on behalf of Chicago Bridge & Iron Company N.V. (“we”, “CB&I” or the “Company”), who ask you to vote promptly, and if voting by mail, to complete, sign, date and mail the enclosed proxy for use at the Annual General Meeting of Shareholders to be held at the InterContinental Amstel Hotel Amsterdam, Professor Tulpplein 1, 1018 GX Amsterdam, The Netherlands, at 2:00 p.m., local time, on Thursday, May 7, 2009 (the “Annual Meeting”), for the purposes set forth in the foregoing notice and agenda.

We are utilizing U.S. Securities and Exchange Commission rules allowing companies to furnish our proxy materials over the Internet. Instead of a paper copy of this proxy statement and our 2008 Annual Report, most of our shareholders are receiving a notice regarding the availability of our proxy materials. The notice includes instructions on how to access the proxy materials over the Internet. The notice also contains instructions on how each shareholder can receive a paper copy of our proxy materials, including this proxy statement, our 2008 Annual Report and a form of proxy card.

Each share entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting. All shares represented by proxies duly executed and received by us within the time indicated on the enclosed proxy (the “Voter Deadline”) will be voted at the Annual Meeting in accordance with the terms of the proxies. If no choice is indicated on the proxy, the proxyholders will vote for the election of Messrs. Asherman, Flury, and Kissel and for all proposals described in this proxy statement. If any other business is properly brought before the Annual Meeting under our Articles of Association or Dutch law, the proxies will be voted in accordance with the best judgment of the proxyholders. In general, only those items appearing on the agenda can be voted on at the Annual Meeting.

A shareholder may revoke a proxy by submitting a document revoking it prior to the Voter Deadline, by submitting a duly executed proxy bearing a later date prior to the Voter Deadline or by attending the Annual Meeting and voting in person (with regard to which the requirements below apply).

Only holders of record of the           registered shares of our share capital, par value EUR 0.01 (the “common shares” or “shares”), issued at the close of business on March 13, 2009 are entitled to notice of and to vote at the Annual Meeting. Shareholders must give notice in writing to the Management Board of their intention to attend the Annual Meeting prior to April 30, 2009. Admittance of shareholders and acceptance of written voting proxies shall be governed by Dutch law.

Although there is no quorum requirement under Dutch law, abstentions, directions to withhold authority to vote for a Supervisory Director nominee and “broker non-votes” (where a named entity holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such named entity does not possess or choose to exercise its discretionary authority with respect thereto) will be considered present at the meeting but will not be counted to determine the total number of votes cast.

We will bear the cost of soliciting proxies on the accompanying proxy card. Some of our directors, officers and regular employees may solicit proxies in person or by mail, telephone or fax, but will not receive any additional compensation for their services. We may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of our shares. We have also retained The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements. Such fee and disbursements are not expected to exceed $10,000 in the aggregate.

Shareholders and interested persons may communicate with the Supervisory Board or one or more directors by sending a letter addressed to the Supervisory Board or to any one or more directors in care of David A. Delman, Secretary, Chicago Bridge & Iron Company N.V., Oostduinlaan 75, 2596 JJ The Hague, The Netherlands, in an envelope clearly marked “Shareholder Communication.” Mr. Delman’s office will forward such correspondence unopened to Gary L. Neale, or to another independent director, unless the envelope specifies that it should be delivered to another director.

CORPORATE GOVERNANCE

Certain Transactions

Director Independence

The Supervisory Board believes that there should be a significant majority of independent directors on the Supervisory Board, and generally no more than one director who is also an employee. An independent director means a member of the Supervisory Board who, in conformity with New York Stock Exchange listing standards and the criteria set forth in Exhibit A (“Exhibit A”) to our Corporate Governance Guidelines (which comply with and in some cases are stricter than the New York Stock Exchange listing standards) available through our website, www.cbi.com, is independent of management and free from any relationship with the Company or otherwise that, in the opinion of the Supervisory Board, would interfere with his or her exercise of independent judgment as a director. No director qualifies as independent unless the Supervisory Board affirmatively determines that the director has no material relationship with the Company (either directly or as an officer, director, partner or significant shareholder of an organization that has a material relationship with the Company), and discloses that determination and the basis for the determination in our annual proxy statement. As stated in Exhibit A, a director generally will be considered independent if he or she:

•	has not been employed by us within the past 5 years;

•	has not been affiliated with or employed by our present or former auditor within 5 years since the end of either the affiliation or the auditing relationship;

•	has not been part of an “interlocking directorate” in which one of our executive officers serves on the compensation committee of another company that concurrently employs the director within the last 5 years;

•	has not had an immediate family member (other than a family member employed in a non-officer position) in one of the categories listed above within the past 5 years;

•	is not a paid advisor or consultant to us and receives no financial benefit from any entity as a result of advice or consulting services provided to us by such entity;

•	is not an officer, director, partner or significant shareholder of any of our significant customers or suppliers, or any other entity having a material commercial, industrial, banking, legal or accounting relationship with us; and

•	is not an officer or director of a tax-exempt entity receiving more than 5% of its annual contributions from us.

However, in making the determination as to independence, the Supervisory Board will broadly consider all relevant facts and circumstances in evaluating any relationships that exist between a director and the Company. Such determinations, in individual cases, may warrant exceptions to the above general guidelines. Based on these guidelines, the Supervisory Board has determined that the following members of the Supervisory Board do not have a relationship with us, and that each of Messrs. Ballengee, Flury, Jennett, McVay, Neale and Underwood and Ms. Williams are independent under the standards described above. Mr. Asherman, our Chief Executive Officer, is not independent. Mr. Vincent L. Kontny, who was also a member of the Audit Committee, Organization and Compensation Committee, Corporate Governance Committee, and Strategic Initiatives Committee and who retired on September 10, 2008, was also deemed independent by the Supervisory Board. The Supervisory Board has also determined that all members of the Supervisory Board, except Mr. Asherman, are “independent” as that term is defined by the Dutch Corporate Governance Code adopted by the Dutch Corporate Governance Committee on December 9, 2003 (the “Dutch Corporate Governance Code”). As part of the independence review process, the Supervisory Board considered that Mr. Underwood was an advisor to the Supervisory Board from September 2006 until his election to the Supervisory Board in May of 2007, and in such capacity was paid $25,000, an amount equal to what he would have earned if he had been a member of the Supervisory Board during such time. Mr. Underwood is a former partner of Arthur Andersen LLP and former Director for Deloitte & Touche LLP, each of which was our former auditor. The nomination of Mr. Underwood was recommended by our Chief Financial Officer. The Supervisory Board has determined that such service and affiliation does not establish a material relationship with us.

Related Party Transactions

The Nominating Committee of the Supervisory Board is responsible for reviewing and approving all transactions that might represent a conflict or potential conflict of interest on the part of shareholders who hold more than 10% of our shares, directors, officers and employees. Each director, officer and employee must make prompt and full disclosure of all conflicts of interest to the President and CEO, the Chief Financial Officer or the General Counsel of CB&I or the non-Executive Chairman or the Chairman of the Audit Committee. A conflict of interest includes a financial interest in any contract with us or in any organization doing business with us, or the receipt of improper personal benefits or loans as a result of his or her position in the Company. On an annual basis, each Supervisory Director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the Supervisory Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. These obligations are set forth in writing in our Code of Ethics and the Nominating Committee charter available through our website, www.cbi.com.

Nominations for Directors

The Nominating Committee of the Supervisory Board is responsible for screening potential members of the Supervisory Board and recommending qualified candidates to the Supervisory Board for nomination. Although the Nominating Committee has not established any specific minimum qualifications to be met by a nominee to be a member of the Supervisory Board, it assesses such factors as independence, judgment, business experience, knowledge of our core business, international background and particular skills to enable a board member to make a significant contribution to the Supervisory Board, the Company and our shareholders. Set forth in Appendix I to the Charter of the Nominating Committee (“Appendix I”), available through our website, www.cbi.com, are relevant criteria and characteristics which may be considered by the Nominating Committee in identifying nominees to be a member of the Supervisory Board, including:

•	CEO, COO or running a significant division of a public company;

•	knowledge of our core business, including contracting, energy, building materials (steel) and chemicals;

•	knowledge of international business;

•	financial, liability/equity management and human relations skills; and

•	independence, as defined in the standards set forth in our Corporate Governance Guidelines.

The Nominating Committee identifies nominees by conducting its own searches primarily based on personal knowledge and recommendations of other members of the Supervisory Board and our management. Nominees are evaluated by the Committee as a whole with reference to Appendix I. The Nominating Committee does not solicit director nominees but will consider and evaluate shareholder recommendations that meet the criteria set forth in Appendix I in the same manner as it evaluates other potential nominees. Recommendations should be submitted in writing and addressed to the Chairman of the Nominating Committee, c/o David A. Delman, Secretary, Chicago Bridge & Iron Company N.V., Oostduinlaan 75, 2596 JJ The Hague, The Netherlands.

COMMITTEES OF THE SUPERVISORY BOARD

The Supervisory Board has five standing committees to assist the Supervisory Board in the execution of its responsibilities. The committees are the Audit Committee, the Nominating Committee, the Corporate Governance Committee, the Strategic Initiatives Committee and the Organization and Compensation Committee. Each committee is composed of a minimum of three members of the Supervisory Board, except the Corporate Governance Committee which consists of all non-management members of the Supervisory Board, who satisfy the independence requirements required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules adopted thereunder, the listing standards of the New York Stock Exchange in effect from time to time and the Dutch Corporate Governance Code. Each committee functions under a charter adopted by the Supervisory Board that can be accessed through our website, www.cbi.com, and is available in print to any shareholder who requests it.

Audit Committee

The current members of the Audit Committee are Mr. Underwood (Chairman) and Messrs. Flury and McVay and Ms. Williams. The Supervisory Board has determined that Ms. Williams and Mr. Underwood are independent as defined in the Exchange Act and under the New York Stock Exchange Listed Company Manual and meet the definition of “audit committee financial expert”, as such term is defined under the rules of the Securities and Exchange Commission (the “SEC”), and the definition of “financial expert” as defined by the Dutch Corporate Governance Code. The Supervisory Board has also determined that Ms. Williams and Messrs. Flury, McVay, Underwood and Kontny (during his time of service), possess or possessed the necessary level of financial literacy required to enable them to serve effectively as Audit Committee members. We maintain an Internal Audit Department to provide the Audit Committee and management with ongoing assessments of our system of internal controls.

The Audit Committee met seven times during 2008. Its primary duties and responsibilities include assisting the Supervisory Board in overseeing:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our independent registered public accounting firm’s qualifications and independence;

•	the performance of our independent registered public accounting firm and our internal audit function; and

•	our system of disclosure and internal controls regarding finance, accounting, legal compliance and ethics.

The Audit Committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by our independent registered public accounting firm. Under these policies, the Audit Committee pre-approves the use of audit and audit-related services in connection with the approval of the independent registered public accounting firm’s audit plan. All services detailed in the audit plan are considered pre-approved. The Audit Committee monitors the audit services engagement as necessary, but no less often than quarterly. It approves any changes in terms, conditions and fees resulting in changes in audit scope, Company structure or other items. Other audit services and non-audit services are pre-approved at the Audit Committee’s quarterly meetings. For interim pre-approval of audit and non-audit services, requests and applications are submitted to the Chief Financial Officer, who has been so designated by the Audit Committee for this purpose. The Chief Financial Officer may approve services which are consistent with the permissible services specifically pre-approved by the Audit Committee. Where the services are not specified by the pre-approval policy, and the Chief Financial Officer approves the request or application, it is submitted to the Audit Committee Chairman, or appropriate designated member of the Audit Committee, for pre-approval. All such audit and non-audit services and fees are monitored by the Audit Committee at its quarterly meeting.

Audit Fees.

For the years ended December 31, 2008 and 2007, we incurred the following fees for services rendered by our independent registered public accounting firm, Ernst & Young LLP:

Fees	2008	2007

Audit Fees(1)	$5,692,250	$5,634,000
Audit-Related Fees(2)	$124,500	$71,500
Tax Fees(3)	$467,300	$405,000
All Other Fees(4)	$176,500	$1,500

Total	$6,460,550	$6,112,000

(1)	Audit Fees consist of fees for audit of our annual financial statements; audit of our controls over financial reporting; reviews of our quarterly financial statements; statutory and regulatory audits and consents; financial accounting and reporting consultations; and other services related to SEC matters.

(2)	Audit-Related Fees consist of fees for employee benefit plan audits.

(3)	Tax Fees consist of fees for tax consulting services including transfer pricing documentation, tax advisory services and compliance matters.

(4)	All Other Fees consist of permitted non-audit services.

All of the fees set forth in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures described above.

The Audit Committee considered and concluded that the provision of other services was compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee has established a toll-free number, (866) 235-5687, whereby interested parties may report concerns or issues regarding our accounting or auditing practices to the Audit Committee.

Report of the Audit Committee of the Supervisory Board

The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2008.

The Supervisory Board of Directors has adopted a written charter for the Audit Committee.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2008.

We have discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and have discussed with the Company’s independent registered public accounting firm their independence. The Audit Committee has also reviewed the non-audit services provided by the Company’s independent registered public accounting firm as described above and considered whether the provision of those services was compatible with maintaining the Company’s independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommended to the Supervisory Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Michael L. Underwood (Chairman)
L. Richard Flury
Marsha C. Williams
Larry D. McVay

Organization and Compensation Committee

The current members of the Organization and Compensation Committee are Messrs. Neale (Chairman), Jennett and Underwood and Ms. Williams. The Organization and Compensation Committee met four times in 2008. Its primary duties and responsibilities include the following:

•	establishment of compensation philosophy, strategy and guidelines for our executive officers and senior management;

•	administration of our long-term and short-term incentive plans;

•	evaluation and approval of corporate goals and objectives relevant to the Chief Executive Officer’s and named executive officers’ compensation, evaluation of the Chief Executive Officer’s and the named executive officers’ performance in light of those goals and objectives and setting the Chief Executive Officer’s and the named executive officers’ compensation level based on this evaluation; and

•	preparation of the Organization and Compensation Committee report on executive compensation to be included in the proxy statement.

Compensation Committee Interlocks and Insider Participation

No member of the Organization and Compensation Committee was, during fiscal 2008, an officer or employee of the Company or any of our subsidiaries, or was formerly an officer of the Company or any of our subsidiaries, or had any relationships requiring disclosure by us under Item 404 of Regulation S-K.

During fiscal 2008, none of our executive officers served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Organization and Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Organization and Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Compensation Committee Report

The Organization and Compensation Committee of the Supervisory Board has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Organization and Compensation Committee recommended to the Supervisory Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Gary L. Neale (Chairman)
J. Charles Jennett
Marsha C. Williams
Michael L. Underwood

Nominating Committee

The current members of the Nominating Committee are Messrs. Jennett (Chairman), Flury and Ballengee. The Nominating Committee met four times during 2008. Its primary duties and responsibilities include the following:

•	identification, review, recommendation and assessment of nominees for election as members of the Supervisory Board and the Management Board;

•	recommendation to the Supervisory Board regarding size, composition, proportion of inside directors and creation of new positions of the Supervisory Board;

•	recommendation of the structure and composition of, and nominees for, the standing committees of the Supervisory Board;

•	recommendation of fees to be paid to non-employee Supervisory Directors; and

•	review of conflicts or potential conflicts of interest to ensure compliance with our Code of Ethics and Business and Legal Compliance Policy and making recommendations to the Supervisory Board concerning the granting of waivers.

Compensation of the Members of the Supervisory Board

Under our Articles of Association, any decisions on compensation of members of our Supervisory Board are made by our general meeting of shareholders. If any changes need to be made to compensation of members of our

Supervisory Board, the Nominating Committee makes recommendations to the Supervisory Board on compensation for the Supervisory Directors. The Supervisory Board would then approve or modify those recommendations and propose them to the shareholders at a general meeting. In making a recommendation, the Nominating Committee receives advice and recommendations from our compensation consultants, Hewitt Associates (“Hewitt”). Hewitt evaluates our compensation practices and assists in developing our director compensation program. They review supervisory director compensation annually; however, changes to director compensation might not be made every year. Hewitt representatives are present at selected Nominating Committee meetings to discuss supervisory director compensation.

Corporate Governance Committee

The current members of the Corporate Governance Committee are Messrs. Flury (Chairman), Ballengee, Neale, Jennett, Underwood, and McVay and Ms. Williams. The Corporate Governance Committee met four times during 2008. Its primary duties and responsibilities include the following:

•	evaluation of the performance of the Supervisory Board and management;

•	review of policies and practices of management in the areas of corporate governance and corporate responsibility;

•	recommendation to the Supervisory Board of policies and practices regarding the operation and performance of the Supervisory Board; and

•	development, review and recommendation to the Supervisory Board of a set of corporate governance guidelines.

The Corporate Governance Committee provides an opportunity for the non-management members of the Supervisory Board to meet in regularly scheduled executive sessions for open discussion without management. The Chairman of the Corporate Governance Committee, L. Richard Flury, presides at these meetings. We have established a toll-free number, (866) 235-5687, whereby interested parties, including shareholders, may contact non-management directors. Calls to this number for non-management directors will be relayed directly to the chairman of the Audit Committee who will forward it to the appropriate member.

Strategic Initiatives Committee

The current members of the Strategic Initiatives Committee are Messrs. Ballengee (Chairman), McVay and Flury. The Strategic Initiatives Committee met three times during 2008. Its primary duties and responsibilities include the following:

•	review and approval of contracts, purchase orders, subcontracts and change orders in the ordinary course of business whose price exceeds the approval authority granted by the Supervisory Board to the Chief Executive Officer; and

•	review and recommendation to the Supervisory Board with respect to other matters exceeding the authority granted by the Supervisory Board to the Chief Executive Officer.

Information Regarding Meetings

The Supervisory Board held five meetings in 2008. Each of the Supervisory Directors attended at least 75% of the meetings of the Supervisory Board and of each committee of which he or she was a member. We expect that each member of the Supervisory Board will attend the Annual Meeting. Last year, each of the members of the Supervisory Board attended the Annual Meeting.

ITEM 1	ELECTION OF MEMBERS OF THE SUPERVISORY BOARD

The business and general affairs of the Company and the conduct of the business of the Company by the Management Board are supervised by the Board of Supervisory Directors (the “Supervisory Board”), the members of which are appointed by the general meeting of shareholders. Our Articles of Association provide for at least 6 and no more than 12 Supervisory Directors to serve on the Supervisory Board. The terms of three Supervisory Directors will expire at the date of the Annual Meeting. Under the law of The Netherlands, a Supervisory Director cannot be a member of the Management Board of the Company. The general meeting of shareholders held in 2006 appointed our wholly-owned subsidiary Chicago Bridge & Iron Company B.V. as the sole member of the Management Board for a four-year term ending in 2010.

Members of the Supervisory Board are elected to serve three-year terms, with approximately one-third of such members’ terms expiring each year and two-thirds of such members’ terms expiring each two years. The terms of the members of the Supervisory Board expire at the general meeting of shareholders held in the third year following their election, but supervisory directors whose terms of office expire may be re-elected. The term of office of a member of the Supervisory Board expires automatically on the date of the annual general meeting of shareholders in the year in which the director attains the age of 72; a director whose term expires for this reason may not be re-elected. However, if the amendment to our Articles of Association described in Item 8 below, which is up for vote at the Annual Meeting, passes, then the term of office of a member of the Supervisory Board will expire automatically on the date of the annual general meeting of shareholders in the year following the year during which the director attains the age of 72. Such provision, if adopted, will be effective immediately for Mr. Jerry H. Ballengee, a director whose term would have otherwise expired at this Annual Meeting.

As permitted under Dutch law and our Articles of Association, the Supervisory Board is authorized to make binding nominations of two candidates for each open position on the Supervisory Board, with the candidate receiving the greater number of votes being elected. The binding nature of the Supervisory Board’s nomination may be overridden by a vote of two-thirds of the votes cast at the meeting if such two-thirds vote constitutes more than one-half of the issued share capital of the Company. In that case, shareholders would be free to cast their votes for persons other than those nominated below.

Three members of the Supervisory Board are to be elected who will serve until the general meeting of shareholders in 2012. For one position, the Supervisory Board has proposed the election of Mr. Asherman and Mr. Reyes. For the second position, the Supervisory Board has proposed the election of Mr. Flury and Mr. Stockton. For the third position, the Supervisory Board has proposed the election of Mr. Kissel and Mr. Scorsone.

Based on the guidelines set forth above, the Supervisory Board has determined that Messrs. Flury and Kissel do not have a material relationship with us and, if elected, would be considered independent members of the Supervisory Board. Messrs. Reyes, Stockton and Scorsone were recommended by the Chief Executive Officer, are presently our employees and, if elected, would not be considered independent members of the Supervisory Board. Mr. Asherman is presently our President and Chief Executive Officer and, if elected, would not be considered an independent member of the Supervisory Board.

The Supervisory Board is recommending re-election of Mr. Flury to the Supervisory Board on the basis of his extensive professional knowledge and experience, particularly his knowledge of and experience with the Company and its business gained by him in connection with the outstanding services he has provided to the Company to date as a Supervisory Director. Members of the Nominating Committee recommended the election of Mr. Kissel to the Supervisory Board and the Supervisory Board in turn is recommending the election of Mr. Kissel to the shareholders, on the basis of his extensive professional knowledge and experience, particularly his knowledge of and experience with American Standard gained by him in connection with the services he has provided to American Standard in various management positions. Philip K. Asherman was recommended by members of the Nominating Committee and in turn by the Supervisory Board, on the basis of his extensive professional knowledge and experience, particularly his knowledge of and experience with the Company and its business gained by him in connection with his exemplary service and experience as the President and Chief Executive Officer of the Company.

The Following Nominations are Made for a Three-Year Term Expiring in 2012:

First Position

First Nominee

PHILIP K. ASHERMAN, 58, has been President and Chief Executive Officer of CB&I since 2006 and a Managing Director since 2004. He joined CB&I in 2001 as a senior executive and was promoted to Executive Vice President that same year, reporting directly to the Chairman and CEO. Mr. Asherman has more than 30 years experience in the engineering and construction industry.

Second Nominee

LUCIANO REYES, 38, has served as Vice President and Treasurer since February 2006 and previously held positions of increasing responsibility in CB&I’s Treasury Department since joining the company in 1998. Prior to joining CB&I, Mr. Reyes held financial positions with a large manufacturing corporation and with several financial institutions.

Second Position

First Nominee

L. RICHARD FLURY, 61, has served as a Supervisory Director of the Company since 2003, and as a consultant to the Supervisory Board since 2002. He is Chairman of the Corporate Governance Committee and a member of the Audit Committee, the Nominating Committee and the Strategic Initiatives Committee. Previously, Mr. Flury served as Chief Executive, Gas and Power for BP plc from 1998 until his retirement in 2001. He served as Executive Vice President of Amoco, responsible for managing the Exploration and Production sector, from 1996 to 1998. Prior to that, he served in various other executive capacities with Amoco since 1988. Mr. Flury is also a director of Questar Corporation and Callon Petroleum Corporation.

Second Nominee

WESTLEY S. STOCKTON, 37, has held the position of Vice President, Corporate Controller and Chief Accounting Officer since September 2008, previously serving as Vice President — Financial Operations. Mr. Stockton, a Certified Public Accountant, has worked for CB&I in various financial and M&A positions since 2002. Prior to joining CB&I, he worked for two large accounting firms in audit-related roles.

Third Position

First Nominee

W. CRAIG KISSEL, 58, worked for American Standard from 1980 until his retirement in 2008, most recently as President of Trane Commercial Systems, a leading supplier of air conditioning and heat systems. From 1998 to 2003, he was President of American Standard’s Vehicle Control Systems business in Brussels, Belgium. Prior to that, he held various management positions at Trane, including Executive Vice President and Group Executive of Trane’s North American Unitary Products business. From 2001 to 2008, Mr. Kissel served as Chairman of American Standard’s Corporate Ethics and Integrity Council responsible for developing the company’s ethical business standards.

Second Nominee

LUKE V. SCORSONE, 53, has held the position of Group Vice President — Upstream Operations since January 2009. Mr. Scorsone, who has 30 years of experience in the EPC industry, joined CB&I through the acquisition of Pitt-Des Moines Inc. in 2001 and has since held various senior managerial positions, including Group Vice President — U.S. Operations from 2006 to 2008.

THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. ASHERMAN, FLURY AND KISSEL.

Certain information with respect to the Supervisory Directors whose terms do not expire this year is as follows:

Supervisory Directors to Continue in Office with Terms Expiring in 2011:

LARRY D. MCVAY, 61, has been a Supervisory Director since 2008 and is a member of the Audit Committee, Corporate Governance Committee and Strategic Initiatives Committee. Mr. McVay has served as Managing Director of Edgewater Energy Partners, LLC since 2007 and worked 39 years for Amoco, BP and TNK-BP. In his last assignment with BP, Mr. McVay served as the Chief Operating Officer of TNK-BP in Moscow from 2003 until his retirement from BP in 2006. From 2000 to 2003, he held the position of Technology Vice President, Operations, and Vice President of Health, Safety and Environment for BP, based in London. Previously, Mr. McVay served in numerous senior level managerial positions for Amoco. Mr. McVay is currently on the Board of Directors of Callon Petroleum Company and Praxair.

GARY L. NEALE, 69, has served as a Supervisory Director since 1997 and is Chairman of the Organization and Compensation Committee and a member of the Corporate Governance Committee. Mr. Neale served as Chairman of the Board of NiSource, Inc. from 1993 to 2007 and as Chief Executive Officer of NiSource, Inc. from 1993 to 2005. He has also served as a director of Northern Indiana Public Service Company since 1989, and as a director of Modine Manufacturing Company (heat transfer products) since 1977.

MARSHA C. WILLIAMS, 58, has served as a Supervisory Director of the Company since 1997. She is a member of the Audit Committee, the Corporate Governance Committee and the Organization and Compensation Committee. Ms. Williams currently serves as Senior Vice President and Chief Financial Officer of Orbitz Worldwide, a position she has held since 2007. From 2002 to 2007, she served as Executive Vice President and Chief Financial Officer of Equity Office Properties Trust, a public real estate investment trust. She served as Chief Administrative Officer of Crate & Barrel from 1998 to 2002, and as Treasurer of Amoco Corporation from 1993 to 1998. Ms. Williams is a director of Davis Funds, Modine Manufacturing Company, Inc. and Fifth Third Bancorp.

J. CHARLES JENNETT, 68, has served as a Supervisory Director of the Company since 1997. He is Chairman of the Supervisory Board’s Nominating Committee and a member of the Organization and Compensation Committee and Corporate Governance Committee. Dr. Jennett served as President of Texas A&M International University from 1996 to 2001. Upon his retirement in 2001, he was bestowed the title of President Emeritus. From 1992 to 1996, he was Provost and Vice President of Academic Affairs at Clemson University. Dr. Jennett currently serves as a private engineering consultant.

Supervisory Directors to Continue in Office with Terms Expiring in 2010:

MICHAEL L. UNDERWOOD, 65, has served as a Supervisory Director since 2007 and is Chairman of the Audit Committee and a member of the Organization and Compensation Committee and the Corporate Governance Committee. Mr. Underwood worked the majority of his 35-year career in public accounting at Arthur Andersen LLP, where he was a partner. He moved to Deloitte & Touche LLP as a director in 2002, retiring in 2003. He is currently a director and Chairman of the Audit Committee of Dresser-Rand Group.

JERRY H. BALLENGEE, 71, has served as non-executive Chairman since 2006 and as a Supervisory Director of the Company since 1997. He is Chairman of the Strategic Initiatives Committee and is a member of the Corporate Governance Committee and Nominating Committee. Mr. Ballengee served as Chairman of the Board of Morris Material Handling Company from 2001 to 2006. He served as President and Chief Operating Officer of Union Camp Corporation from 1994 to 1999, and as a member of the Board of Directors of that company from 1988 until 1999. Prior to 1988, he held various other executive positions.

COMMON STOCK OWNERSHIP BY CERTAIN PERSONS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of our issued common shares (based on 95,513,240 shares outstanding as of March 6, 2009).

	Common Stock; Euro .01 par value
	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class

Neuberger Berman Inc.(1)	5,293,199	5.54%
605 Third Ave. New York, NY 10158
Wells Fargo & Company(2)	5,035,797	5.27%
420 Montgomery Street San Francisco, CA 94163

(1)	Information derived from a Schedule 13G filed February 12, 2009 by Neuberger Berman Inc.; Neuberger Berman, Inc., the parent of Neuberger Berman, LLC, has sole voting power with respect to 929,323 of these shares, shared voting power with respect to 4,190,446 of these shares and shared dispositive power with respect to 5,293,199 of these shares. Neuberger Berman, LLC has shared power to make decisions whether to retain or dispose of, and in some cases the sole power to vote, the securities of many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. With regard to the 4,190,446 shares with respect to which there is shared voting power, Neuberger Berman, LLC and Neuberger Berman Management Inc. are deemed to be beneficial owners.

(2)	Information derived from a Schedule 13G filed January 29, 2009 by Wells Fargo & Company; Wells Fargo & Company has sole voting power with respect to 3,895,386 of these shares, shared voting power with respect to 1,950 of these shares and shared dispositive power with respect to 1,126,229 of these shares.

Executive Officers

PHILIP K. ASHERMAN, 58, has been President and Chief Executive Officer of CB&I since 2006 and a Managing Director since 2004. He joined CB&I in 2001 as a senior executive and was promoted to Executive Vice President that same year, reporting directly to the Chairman and CEO. Mr. Asherman has more than 30 years experience in the engineering and construction industry.

BETH A. BAILEY, 57, has served as Executive Vice President and Chief Administration Officer since January 2009, with corporate responsibility for all Information Technology, Facilities and Human Resources. Ms. Bailey joined CB&I in 1972, serving in positions of increasing responsibility most recently as Executive Vice President and Chief Information Officer.

RONALD A. BALLSCHMIEDE, 53, has served as Executive Vice President and Chief Financial Officer since 2006. Prior to joining CB&I, he was a partner with Deloitte & Touche LLP since 2002. Previously, he worked for another large accounting firm, where he led the financial statements audits for a number of major manufacturing and construction companies.

RONALD E. BLUM, 59, has served as President, CB&I Steel Plate Structures since January 2009. Previously, he served as Executive Vice President — Global Business Development since 2006 and as Vice President — Global LNG Sales from 2004 to 2006. Prior to that time, he held a series of positions with increasing responsibilities within various CB&I business units.

DAVID A. DELMAN, 47, has served as Executive Vice President and Chief Legal Officer, and Secretary for CB&I’s Supervisory Board of Directors since joining CB&I in 2007. Previously, he was a partner in the international law firm of Pepe & Hazard LLC, specializing in engineering and construction industry issues. Prior to 2000, Mr. Delman worked as associate general counsel with a major engineering and construction firm.

DANIEL M. MCCARTHY, 57, has served as President — Lummus Technology since January 2009. He previously served as Executive Vice President — Lummus Technology, a position he has held since joining CB&I as part of the Lummus acquisition in 2007. Prior to that, he was an Executive Vice President of Lummus. He has held various management positions within the technology businesses of Lummus since its inception in 1987, assuming senior management responsibility for the business in 2004 and for the Lummus Houston EPC Execution Center in 2006.

LASSE PETTERSON, 52, joined CB&I in February 2009 as Executive Vice President and Chief Operating Officer. Previously, Mr. Petterson was CEO of Gearbulk (UK) Limited, the world’s largest operator of gantry craned vessels and served from 2002 to 2006 as President and Chief Operating Officer of AMEC Inc. USA, a project management engineering and construction company. From 1980 to 2002, he worked in various international executive and operations assignments with another major engineering and construction firm, serving as President of both the Oil & Gas division and the Maritime division.

EDGAR C. RAY, 48, has served as Executive Vice President-Corporate Planning since 2007. He joined CB&I in 2003, serving as Senior Vice President — Global Marketing until 2007. Prior to joining CB&I, Mr. Ray was Executive Director of Strategy and Marketing for a large engineering and construction company.

JOHN W. REDMON, 60, has served as President, CB&I Lummus, since January 2009. He served as Executive Vice President — Operations from 2006 and previously led CB&I’s Risk Management group overseeing CB&I’s Project Controls, Procurement, Estimating, and Health, Safety, and Environment groups. He served as Chief Operating Officer of BE&K, Inc. from 1999 to 2006. Prior to that time, he held a variety of senior management roles for a global engineering and construction company.

Security Ownership of Our Management

The following table sets forth certain information regarding common shares beneficially owned on March 6, 2009 by each Supervisory Director and each nominee to be a Supervisory Director and named executive officers and by all directors and executive officers as a group.

	Amount and Nature of	Percentage of
Name of Beneficial Owner	Beneficial Ownership(1)	Shares Owned

Philip K. Asherman	508,042	*
Jerry H. Ballengee	86,540	*
Ronald A. Ballschmiede	123,632	*
Ronald E. Blum	79,227	*
James E. Bollweg	78,949	*
L. Richard Flury	51,640	*
J. Charles Jennett	49,800	*
W. Craig Kissel	0	*
Larry D. McVay	4,400	*
Gary L. Neale	47,050	*
John W. Redmon	100,941	*
Luciano Reyes	19,702	*
Luke V. Scorsone	42,740	*
Westley S. Stockton	19,253	*
Marsha C. Williams	45,093	*
Michael L. Underwood	8,436	*
All directors and executive officers as a group (16) in number	1,453,993	1.52%

*	Beneficially owns less than one percent of our outstanding common shares.

(1)	Shares deemed beneficially owned include (i) shares held by immediate family members, (ii) shares that can be acquired through stock options exercised through May 7, 2009, and (iii) shares subject to a vesting schedule, forfeiture risk and other restriction, including restricted share units for which the participant has voting rights on the underlying shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Supervisory Directors, executive officers and persons who own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership of common shares (Forms 3, 4 and 5) with the SEC and the New York Stock Exchange. All such persons are required by SEC regulation to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the year ended December 31, 2008, our Supervisory Directors, executive officers and 10% shareholders complied with all Section 16(a) requirements applicable to them.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) is provided to assist our shareholders in understanding the compensation awarded, earned by, or paid to the Company’s executive officers named in the Summary Compensation Table (the “named executive officers”) during 2008. In addition, the CD&A is intended to put into perspective for our shareholders the compensation tables on pages 23 through 28 and the narrative information that accompanies them.

The first part of this discussion describes the primary objectives of our compensation programs and what they are designed to reward. Following that, we describe the key elements of our compensation and why we have selected those elements of compensation. Finally, we describe how we determine the form and amount of each compensation element to meet our compensation objectives and support our business strategy.

Compensation Objectives, Process and Peer Group

Objectives.  We are committed to increasing shareholder value by profitably growing our business in the global marketplace. Our compensation policies and practices are intended to support this commitment by attracting and retaining employees who can manage this growth and rewarding them for profitably growing the Company and achieving the Company’s other short and long-term business objectives. We especially want to focus our executive officers (and the others in our management team) on improved financial performance.

We must compete with a wide variety of construction, engineering, heavy industrial, process technology and related firms in order to engage, develop and retain a pool of talented employees. To meet this competition, we compensate our executive officers at competitive pay levels while emphasizing performance-based compensation. Our specific objectives are to have:

•	Programs that will attract new talent and retain key people at reasonable cost to us

•	A significant focus on pay for performance

•	Equity compensation and ownership requirements for top managers to motivate value creation for all shareholders

•	Incentives that emphasize our business strategy of high growth and strong execution; and

•	Compensation arrangements that can be easily understood by our employees and shareholders

Setting Our Executive Compensation.  The decisions on compensation for our executive officers are made by the Organization & Compensation Committee (“O&C Committee”) of our Supervisory Board. Our management makes recommendations to the O&C Committee on compensation for executive officers — base salary, target incentive compensation, and the metrics and targets of long-term equity awards. These include recommendations by our CEO on the compensation of his direct reports (generally the named executive officers). The O&C Committee considers these recommendations in executive session and can approve or modify those recommendations. The O&C Committee then determines the compensation for our CEO and the named executive officers. As part of this process, the O&C Committee regularly receives advice and recommendations from a compensation consulting firm, Hewitt, whose services the Committee retains directly.

At the O&C Committee’s request Hewitt evaluates our compensation practices and assists in developing and implementing our executive compensation program and philosophy. Hewitt reviews our total compensation pay levels and design practices regularly and offers their comments on our comparator companies, benchmarks and how our compensation programs are actually succeeding in meeting our objectives. Hewitt representatives are present at selected O & C Committee meetings, including executive sessions, to discuss executive compensation matters. Hewitt makes recommendations to the O & C Committee at its request, independently of management, on executive compensation generally and on the individual compensation of executive officers.

The O&C Committee normally determines base salary and annual incentive compensation targets for executive officers annually at its regularly scheduled December meeting, to go into effect the following January 1. The O&C Committee normally determines annual incentive compensation amounts earned for the previous year and long-term equity awards and relevant performance expectations for the current year for executive officers annually at its regularly scheduled February meeting. The O&C Committee may set salary and grant cash incentive awards and equity awards for executive officers at other times to reflect promotions and new hires.

Our Targets and Benchmarks.  We set each of base salary, annual incentive compensation and long-term incentives separately in light of our evaluation of the competitive situation, the executive officer’s performance and experience, and the levels of those compensation elements at a peer group of companies. That process determines the mix of base salary, annual cash incentives and long-term incentives for each of our executives. It also determines the mix of cash and stock compensation, since it is our normal practice to pay base compensation and annual incentive compensation in cash, and we regularly pay long-term incentives in stock, to align our executives’ interests with those of our shareholders. We then tally the resulting total compensation (including benefits) to confirm that it is appropriate for the position or make adjustments accordingly.

Our policy is to target executive officers’ base salary and annual incentive compensation to be at about the size-adjusted median (50th percentile) level of our comparator companies (described just below). Because of our focus on equity-based compensation to align our executive officers’ interests with those of our shareholders, our general policy is to target long-term incentive compensation at about the 60th percentile of our comparator companies.

We also review our benefit package and consider the practices of comparable companies for specific types of benefits. Data provided by Hewitt indicates that the nature and value of the benefits we provide are competitive with those offered by our comparator companies and, in some instances, moderately above those offered within our industry.

Our Comparator Companies.  We compare our compensation practices for our senior management, including the named executive officers, to other public companies that have national and international business operations by using competitive market data provided by Hewitt. A majority of these companies are our direct competitors in the engineering, procurement and construction field. Some others of these companies are similar-size manufacturing and service companies operating in the same geographic areas and competing for management employees in the same areas of expertise as we do. At companies larger than ours, we look at the compensation provided to officers in charge of divisions or operations similar in size and business to us. Hewitt’s competitive market data for the comparator companies is subject to a regression analysis that adjusts that data to the size of our Company and the financial scope of our executives’ responsibilities.

The O&C Committee reviews and approves the selection of comparator companies based on their size, business, and presence in our geographic area. The list of comparator companies that we use may change from year to year based on Hewitt’s recommendations and our O&C Committee’s evaluation of those factors. For 2008, we used the following comparator companies:

Aecom Technology Corp	KBR Inc
AMEC	Kennametal Inc
BJ Services Co	Martin Marietta Materials
Cameron International Corp	McDermott Intl Inc
CH2M Hill	Noble Energy Inc
Cooper Industries Ltd	Perini Corp
Donaldson Co Inc	Quanta Services Inc
Emcor Group Inc	Shaw Group Inc
Flowserve Corp	Stanley Works
Fluor Corporation	URS Corp
FMC Technologies Inc	USG Corp
Foster Wheeler Inc	Vulcan Materials Co
Granite Construction Inc	Worley Parsons
Jacobs Engineering Group Inc	Worthington Industries

Elements of Our Compensation

The four key elements of our executive officers’ compensation are:

•	Base salary

•	Incentive compensation

•	Long-term incentive compensation

•	Benefits

This section describes the general features of each of these elements. We cover later in this CD&A why we provide each element of compensation and the form we pay it in and how we determine the amount we pay.

Base Salary

Base salaries provide an underlying level of compensation security to executives and allow us to attract competent executive talent and maintain a stable management team. Base salaries reflect the executive’s position and role, with some variation for individual factors such as experience and performance. Base salary increases allow executives to be rewarded for individual performance and increased experience based on our evaluation process (described later). Base salary increases for individual performance also reward executives for achieving goals that may not be immediately evident in common financial measurements.

Incentive Compensation

Performance-Based Annual Incentive Compensation.  Performance-based incentive compensation gives our executives an opportunity for increased cash compensation. They reward our executives for meeting target short-term (annual) personal performance metrics and corporate goals. The executive officers’ incentive compensation opportunity recognizes their senior-level responsibilities and duties and the competitive environment in which we must recruit and retain our senior management.

Our Incentive Compensation Plan sets the terms for awarding cash incentives to our executive officers (and other management employees). We revised our Incentive Compensation Plan in 2005 and our shareholders approved the amended Incentive Compensation Plan at our 2005 annual meeting. Our performance-based annual incentive compensation amounts depend on the Company’s performance against predetermined target objectives, which are discussed below. We set these targets annually at the regularly scheduled February meeting of our O&C Committee. We describe in more detail below the applicable performance measures and goals for fiscal year awards and why these performance measures and goals are chosen. Incentive compensation can be earned for each year and are payable after the end of the year.

Fixed or Discretionary Incentives.  In addition to performance-based incentives, we can pay fixed or discretionary incentives and we may on occasion pay pre-established minimum incentives. We do this when we need to compensate newly-hired executive officers for forfeiture of bonuses (or other awards) from their prior employer when they join the Company, or to provide a minimum cash incentive for an executive officer’s first year of employment before his or her efforts (which are what we want to reward) are fully reflected in Company performance, or, in some circumstances, to encourage retention.

Long-Term Incentive Compensation

Because of our focus on pay for performance, various forms of other incentive compensation are major elements of pay for our executive officers.

Long-Term Incentive Plan.  We grant equity awards to our senior managers (including our executive officers) under our Long-Term Incentive Plan. We revised our 1999 Long-Term Incentive Plan and renamed the plan the 2008 Long-Term Incentive Plan (the “LTIP”) in 2008. Our shareholders approved the amended LTIP at our 2008 annual meeting on May 8, 2008. The LTIP allows us to award long-term compensation in the form of:

•	Non-qualified options to purchase shares of Company common stock

•	Qualified “incentive stock options” to purchase shares of Company common stock

•	Restricted stock shares

•	Restricted stock units

•	Performance shares paying out a variable number of shares depending on goal achievement

•	Performance units which involve cash payments based on either the value of the shares or appreciation in the price of the shares upon achievement of specific goals

We cover later in this CD&A how competitive recruiting conditions and the business cycle affect which form of award is granted and the amount of the award.

Options — General.  Stock options represent the opportunity to purchase shares of our stock at a fixed price at a future date. Our LTIP requires that the per-share exercise price of our options not be less than the fair market value of a share on the date of grant. (See the discussion on page    below regarding how we determine fair market value.) This means that our stock options have value for our executives only if the stock price appreciates from the date the options are granted. This design focuses our executives on increasing the value of our stock over the long term, consistent with shareholders’ interests.

Although our LTIP allows us to grant “incentive” stock options, all the options we have granted have been non-qualified options.

Retention Options.  Prior to 2008, awards of performance shares and restricted stock provided for the grant of nonqualified stock options (“retention options”) upon the vesting of those awards in order to give our senior managers (including our executive officers) an incentive to retain those vested shares. The retention options themselves become vested and exercisable on the seventh anniversary of date of retention option grant. However, this vesting and exercisability is accelerated to the third anniversary of date of retention option grant if the individual still retains ownership of the shares that vested (apart from shares withheld for taxes or interfamily financial planning transfers) in connection with the related performance share or restricted stock award.

Retention options covered 40% of the number of shares that vest under such grants. This percentage was intended to make the retention option grant significant enough to motivate the retention of the underlying restricted stock or performance shares. It also approximated the percentage of restricted stock or performance shares that were withheld on vesting to pay income taxes.

No retention options accompanied the grants of performance and restricted share awards in 2008. However, performance share and restricted stock awards granted before 2008 may carry rights to retention options which will be granted and be outstanding in accordance with their terms.

Performance Shares.  Performance shares are an award of a variable number of shares. The number of performance shares actually earned and issued to the individual depends on Company performance in meeting prescribed goals over a defined period. This means that performance shares are issued and the award has value only to the extent the performance goals are achieved. Performance goals serve the same objectives of creating long-term shareholder value as is the case with stock options, with an additional focus on specific financial performance metrics, usually stated as target earnings per share. In addition, performance shares may be less dilutive of shareholder interests than options of equivalent economic value. We do not pay dividend equivalents on performance shares except during the period, if any, after the shares have been earned by performance but before they are actually issued.

Although the LTIP allows us to grant performance units payable in cash, we have not done so to date. We believe that payment of performance shares (and indeed all of our long-term incentive compensation) in stock is desirable to give our senior managers (including our executive officers) a continued general alignment with the interests of our shareholders.

Restricted Stock.  Restricted stock represents the right of the participant to vest in shares of stock upon lapse of restrictions. Restricted stock awards are subject to forfeiture during the period of restriction. Depending on the terms of the award, restricted stock may vest over a period of time subject only to the condition that the executive remains an employee (“time vesting”), or may be subject to additional conditions, such as the Company meeting target performance goals (“performance vesting”), or both.

Restricted stock is an incentive for retention and performance of both newly hired and continuing executive officers and other key managers. Unlike options, restricted stock retains some value even if the price declines. This means restricted stock gives less of an incentive to increase the value of our stock than options do. Because restricted stock is based on and payable in stock, it serves, like options, to reinforce the alignment of interest between our executives and our shareholders. In addition, because restricted stock has a real, current value that is forfeited if an executive quits, it provides a significant retention incentive.

Under our LTIP, restricted stock can be either actual shares of stock issued to the participant, subject to transfer restrictions and the possibility of forfeiture until vested (“restricted stock shares”), or it can be a Company promise to transfer the fully vested stock in the future if and when the restrictions lapse (“restricted stock units”). Because of technical tax issues related to the ability to obtain a credit against the Netherlands dividends withholding tax on issued but unvested shares, we usually grant restricted stock in the form of restricted stock units.

During the restriction period, participants are normally paid cash amounts (“dividend equivalents”) corresponding to the time and amount of actual dividends paid on outstanding shares of common stock.

Benefits

In general, we cover executive officers under the benefit programs described below to provide them with the opportunity to save for retirement and to provide a safety net of protection against the loss of income or increase in expense that can result from termination of employment, illness, disability, or death. Apart from change-of-control arrangements, the benefits we offer to our executive officers are generally the same as those we offer to our salaried employees, with some variation based on industry practices and replacement of benefits that are limited by regulation.

Retirement Benefits.

401(k) Plan.  We maintain the Chicago Bridge & Iron Savings Plan (the “401(k) Plan”), a tax qualified defined contribution plan, for eligible employees, including but not limited to our executive officers. The plan offers a voluntary pretax salary deferral feature under Section 401(k) of the Internal Revenue Code (the “Code”); a dollar-for-dollar Company matching contribution up to 3% of a participating employee’s considered earnings; a basic additional Company contribution of 5% of each participating employee’s considered earnings; and an additional discretionary Company savings plan contribution. The plan allocates Company contributions to participants’ accounts according to the 401(k) Plan formulas. Participants can invest their accounts in any of a selection of mutual funds, plus a Company stock fund, offered under the Plan.

Excess and Deferred Compensation Plans.  The Code limits tax-advantaged benefits for highly compensated employees (a category that includes all of our executive officers) under the 401(k) Plan in several ways: nondiscrimination rules that restrict their deferrals and matching contributions based on the average deferrals and matching contributions of non-highly compensated employees; limits on the total dollar amount of additional contributions for any employee; limits on the total annual amount of elective deferrals; and a limit on the considered earnings used to determine benefits under the 401(k) Plan.

We adopted the Chicago Bridge & Iron Company Excess Benefit Plan (the “Excess Plan”) to provide retirement benefits for our senior managers (including our executive officers) on the same basis, in proportion to pay, as we provide retirement benefits to all our salaried employees generally. Therefore, we contribute to the Excess Plan the difference between the amount that would have been contributed by the Company to the participants’ 401(k) Plan accounts but for the Code limitations, and the contributions by the Company actually made to their 401(k) Plan accounts. We make contributions for the Excess Plan to a so-called “rabbi” trust, with an independent trustee. Earnings on these contributions are determined by participants’ designation of investment funds from the same group of funds (other than the Company stock fund) that is available under the 401(k) Plan. We fund the rabbi trust currently to ensure that funds will be available to meet the Company’s obligations, to facilitate the administration of participants’ investment selections, and to hedge our exposure to increases in our obligations resulting from participants’ investment selections.

In addition to the Excess Plan, we have a Chicago Bridge & Iron Deferred Compensation Plan (the “Deferred Compensation Plan”). This allows our senior managers (including our executive officers) to defer part of their salary and part or all of their incentive compensation. These deferrals are paid upon retirement or other termination of employment or other scheduled events as elected by the participant. These deferrals are also held in a “rabbi” trust (the “Rabbi Trust”). Earnings on these deferrals are determined by participants’ designation of investment funds from the same group of funds (other than the Company stock fund) that are available under the 401(k) Plan and the Excess Plan.

We do not have any defined benefit or actuarial arrangements for our executive officers or any other U.S. salaried employees.

Severance and Change-Of-Control Benefits.

We have change-of-control severance agreements with certain of our named executive officers and other executive officers. These agreements are intended to assure the retention and performance of executives if a change of control of the Company is pending or threatened. These agreements are designed to reduce the distraction of our executive officers that might otherwise arise from the personal uncertainties caused by a change of control, to encourage the executive’s full attention and dedication to the Company, and to provide the executive with compensation and benefits following a change of control that are consistent with general industry best practices. We describe these agreements in more detail beginning on page   . Here are some of their key features:

These agreements provide some benefits solely upon a change of control and other benefits only when there is both a change of control and a specified type of termination of employment within three years after the change. Upon a change of control, the executive will be entitled to preservation of salary, incentive compensation, retirement, welfare and fringe benefits for a three-year period at levels not less than those in effect before the change of control. Also, the executive will generally be entitled to receive a payment of minimum pro-rata target incentive compensation, immediate vesting of unvested stock options, performance shares, and restricted stock, and an immediate lump sum cash payment of the value of all performance units as if target performance goals were achieved. These benefits assure executives of minimum compensation if they remain employees after a change in control, and also reflect the fact that pre-change performance metrics and targets for equity vesting may no longer be appropriate or meaningful after a change in control.

Upon the executive’s termination of employment by the Company without “cause”, or by the executive with “good reason” within three years following a change of control, these agreements entitle the executive to a lump sum payment of three times the sum of his annual base salary plus target incentive compensation. The executive will also be entitled to a continuation of medical and other benefits for a three-year period after termination of employment, payment of certain deferred compensation (to the extent not paid upon the change of control), vesting and payment of unvested plan benefits, and Company-provided outplacement services. The agreements also provide that the Company will pay an amount necessary to reimburse each employee, on an after-tax basis, for any excise tax due under Section 4999 of the Code as a result of such payment being treated as a “parachute payment” under Section 280G of the Code.

The agreements generally define a “change of control” as:

•	The acquisition by any person or group of 25% or more of the beneficial interest in the equity of the Company;

•	Failure of the current Supervisory Board (and members nominated by at least 75% of the then-current Supervisory Board members) to comprise at least 50% of the Supervisory Board;

•	Supervisory Board or shareholder approval of a merger or reorganization or consolidation resulting in less than 75% continuing ownership by the pre-merger shareholders; or

•	Supervisory Board or shareholder approval of a transaction by which the parent Company disposes of its operating companies.

We use a 25% threshold to define a change of control because in a Company like ours where stock ownership is fairly widely distributed, a single person (or group) owning 25% of the stock can exercise in practice a disproportionate control over its management and policies.

Depending on the circumstances we also sometimes enter into specific separation agreements with executive officers (or others) who leave the Company.

Employee Stock Purchase Plan.  The Company’s predecessor historically maintained an employee stock purchase plan intended to qualify under Section 423 of the Code. The Company adopted a successor employee stock purchase plan (the “Stock Purchase Plan”) just after its initial public offering in 1997 to give our employees the opportunity to buy Company stock in a tax-effective manner and thus help align their interests with those of our shareholders generally. Under the Stock Purchase Plan, employees, including executive officers, electing to participate are granted an option to purchase shares on a specified future date. The purchase price is 85% of the fair market value of such shares on the date of purchase. During specified periods preceding the purchase date, each participating employee can designate up to 8% of after-tax pay (up to a limit of $25,000 per calendar year) to be withheld and used to purchase as many shares as such funds allow at the discounted purchase price.

Other Benefits.  Our executive officers receive other benefits that we provide to our salaried employees generally. These are:

•	Medical benefits (including post-retirement medical benefits for employees who retire);

•	Group term life insurance; and

•	Short-term and long-term disability protection.

We also provide miscellaneous personal benefits to certain executive officers. These include:

•	Leased automobiles, which facilitate our executive officers’ travel on company business;

•	Country club dues, where the club enhances our executive officers’ opportunities to meet and network with prospective customers and other business leaders;

•	Annual physical examinations, to help keep our executive officers and their spouses healthy;

•	Tax and estate planning services, so that our executive officers get the most after-tax value from their compensation and can effectively plan for retirement; and

•	Travel and temporary housing expenses for certain executives who have relocated to Texas in connection with their employment.

In addition, we have given Messrs. Asherman and Ballschmiede an additional five years of service credit toward early retirement eligibility (which is generally attaining age 55 with 10 years of service). Termination of employment by “retirement” entitles our officers, including our executive officers, to post-retirement medical benefits under our current plan and, subject to the schedule set forth in the particular award and/or approval of the O&C Committee, to vesting in time-vested equity awards plus an extended time to exercise stock options. Messrs. Asherman and Ballschmiede joined us relatively late in their careers. This means that they lost potential retirement benefits for which they might have become eligible from their prior employers, but might not have 10 years of service with the Company at the time they or the Company might want to terminate their employment. The additional service credit is intended to place them in approximately the same position for retirement benefit eligibility as peer executive officers of the same general age.

DETERMINING THE FORM AND AMOUNT OF COMPENSATION ELEMENTS TO MEET OUR COMPENSATION OBJECTIVES

Base Salaries

We target base salaries for our senior managers, including our executive officers, at the median of salaries for comparable officer positions at comparator companies. The O&C Committee sets the salaries of our executive officers above or below that target based on differences in individual performance, experience and knowledge, and our comparison of the responsibilities and importance of the position with us to the responsibilities and importance of similar positions at comparator companies. We also consider internal equity within our Company and, when reviewing salary of current officers, their current compensation from the Company.

In evaluating performance, we consider the executive’s efforts in promoting our values, including, for example, safety; continuing educational and management training; improving quality; developing strong relationships with clients, suppliers, and employees; and demonstrating leadership abilities among coworkers, among other goals.

Incentive Compensation

Annual Incentive Compensation.  For executive officers, the performance targets or measures for annual incentive compensation amounts are usually set and communicated to the executives in February of each year, based on our annual operating plan, after discussion and analysis of the business plans within our principal operating subsidiaries. Payment of incentive compensation is based on attaining specific corporate-wide financial and/or non-financial performance measures approved by the O&C Committee. For 2008, a target incentive compensation amount was established for each named executive officer as a percentage of his base salary. This target is determined after consideration of target incentive compensation among our comparator companies so as to be at about the median (50th percentile) level. A percentage ranging from 20% (threshold or minimum) through 150% (target) to 200% (maximum) of this amount (with interpolation) is payable based on the Company’s attainment of threshold (minimum), target, or maximum results on the financial and non-financial performance measures selected by the O&C Committee. These target levels are expected to be achievable based on attainment of the Company’s business plan. For 2008, one of the financial performance measures for all our executive officers was earnings per share (after tax, on a fully diluted basis), with goals of $1.25 per share for threshold performance, $2.50 for target performance, and $3.12 for maximum performance. While these earnings-per-share targets for 2008 were not met, incentive compensation was paid in proportionate part based on the overall results of the financial and the non-financial performance measures in backlog, free cash flow, ethics, and safety.

Discretion.  Our O&C Committee may reduce, but not increase, incentive compensation, notwithstanding the achievement of specific performance targets. In deciding whether or not to reduce incentive compensation and in what amount, the O&C Committee considers the Company’s performance in backlog, free cash flow, ethics, and safety, the relation of executive officer incentive compensation to incentive compensation for our general management employees, and our executive officers’ individual performance in light of individual goals and objectives.

Long-Term Incentive Awards

Our Objectives.  In keeping with our commitment to provide a total compensation package that favors equity components of pay, long-term incentives traditionally have comprised a significant portion of an executive’s total compensation package. Our objective is to provide executives with long-term incentive award opportunities that are at about the 60th percentile of our comparator companies, with the actual realization of the opportunity dependent on the degree of achieving the financial performance or other conditions of the award and the creation of long-term value for shareholders.

Our Procedures.  We generally make our long-term incentive awards at the regularly scheduled meeting of our O&C Committee in February of each year. By this time, we normally have our results for the previous year and our annual operating plan for the current year and we are able to set targets and goals for the current year for any performance based-awards we may grant. Making our long-term incentive awards early in the year lets our executives know what the criteria are for any performance-based long-term incentive awards so they can keep those goals in mind going forward.

Selecting the Type of Award(s).  Until 2003, our primary long-term incentives were nonqualified stock option grants. In 2003, we began to reconsider the equity compensation policies in light of the pending changes in accounting principles for options and the dilutive effect of option grants. We began to transition from stock option grants to performance share grants and restricted stock units. The transition to full value shares is intended to maintain our emphasis on creating long-term shareholder value, reduce shareholder dilution, effectively manage the financial cost of equity incentives, provide targeted performance incentives (through performance shares) in lieu of the specific incentive to increase share value provided by options, and provide appropriate retention incentives (in the case of restricted stock). The actual choice among options, performance shares and restricted stock depends on business conditions and the competitive market for executive talent. These are subject to change from year to year, and consequently so is the form of our long-term equity awards.

In 2008 long-term incentive grants took the form of restricted stock grants vesting 25% per year over a four-year period and performance shares vesting 33 1/3% per year over a three-year period provided performance targets are met. This was structured to provide a strong retention incentive while giving management both downside risk and upside potential respecting their awards. The performance share targets are based on earnings per share goals taken directly from our corporate business plan.

In December 2008, when we normally set salaries, it was determined that there would be no base salary adjustments other than for individuals who had substantial job changes resulting in increased responsibilities. In lieu of salary increases senior management were awarded options to encourage their retention and commitment to the Company, give them a specific incentive to increase the stock value, thus further aligning their interest with those of shareholders generally, and make up in part for the absence of a base salary increase by providing compensation in contingent rather than fixed form.

Determining the Amount of Award(s).  When awarding long-term incentives, we consider each executive officer’s levels of responsibility, prior experience, historical award data, various performance criteria and compensation practices at our comparator companies. Applying these factors to our benchmark gives us a target dollar value for executive officer long-term incentive awards. These awards are recommended and approved in the form of this target dollar value. Upon approval of this value and the vehicle for the award by our O&C Committee, this dollar value is converted into a number of shares (or options, depending on the form of the award) based on the closing price of the Company’s stock on the date of the O&C Committee meeting which approves the award. This conversion is made through a pricing model developed and applied in consultation with Hewitt. It gives us a number of shares (or options), subject to rounding, that makes the fair market value of the award equal to the approved dollar amount.

The pricing model we use for this conversion is a Black-Scholes model for stock options, or similar pricing model for other types of awards. The model and the assumptions for the model may differ from those used to determine the value of the award for financial reporting purposes (which is the value reported in the tables on pages    through   and in our financial statements). For our grants of restricted stock on February 22, 2008, taking into account the advice of our compensation consultants, we applied an economic value of $41.01/share to convert the dollar amount of the pro forma awards to stock. This was derived by discounting the grant date closing price of $45.36/share to reflect the risk of forfeiture. For our grants of performance shares on February 22, 2008, taking into account the advice of our compensation consultants, we applied an economic value of $36.65/share to convert the dollar amount of the pro forma awards to stock to reflect the risk of forfeiture and risk of performance. The specific grants for our named executive officers are shown in the Grants of Plan-Based Awards Table, giving the value in dollars without considering the risk of forfeiture and the number of shares. For our grants of options on December 5, 2008, we applied a pricing model economic value of $4.17/option to convert the dollar amount of the pro forma awards to options.

Determining Option Timing and Exercise Price.  As discussed above, our LTIP requires that the exercise price for any option must be at least equal to 100% of the fair market value of a share on the date the option is granted. It specifies that the date an option is granted is the day on which the O&C Committee acts to award a specific number of shares to a participant at a specific exercise price. In addition, the LTIP stipulates that fair market value is the closing sale price of shares of Company common stock on the principal securities exchange on which they are traded. We follow these requirements in setting the exercise price, which is therefore the grant date closing price.

In the case of retention options, the exercise price was set automatically at the fair market value (closing price) of the stock on the date the retention option was automatically granted, which is the date that the related restricted stock or performance shares vest, which in turn is normally an anniversary of the date the restricted stock was originally granted or the performance shares were earned.

Other Matters

Adjustment or Recovery of Payments.  We adopted a formal policy for recovering, at the direction of the O&C Committee in its sole discretion, all or any portion of incentive payments (or in the case of a stock award, the value realized by sale of the stock) that are negatively affected by any restatement of the Company’s financial statements as a result of misconduct or fraud. For this purpose, misconduct or fraud includes any circumstance where the forfeiture of an award is required by law, and any other circumstance where the O&C Committee determines in its sole discretion that the individual (i) personally and knowingly engaged in practices that materially contributed to material noncompliance with any financial reporting requirement, or (ii) had knowledge of such material noncompliance or the circumstances giving rise to such noncompliance and failed to take reasonable steps to bring it to the attention of the appropriate individuals within the Company. Requirements of law include Section 304 of the Sarbanes-Oxley Act, under which, if the Company’s financials must be restated as a result of misconduct, then our CEO and CFO must repay incentive compensation, equity based compensation, and stock sale profits if received during the 12-month period following the initial filing of the financial statements that required restatement.

Tax, Accounting and Regulatory Considerations.  We take tax, accounting, and regulatory requirements into consideration in choosing the particular elements of our compensation and in the procedures we use to set and pay those elements. As discussed above in connection with setting the type of long-term incentive awards, the financial statement presentation of options compared to other equity awards played a part in our selection of long-term equity compensation vehicles.

We want to pay compensation in the most tax-effective manner reasonably possible and therefore also take tax considerations into account. As discussed above under “Elements of our Compensation,” our decision to provide restricted stock in the form of restricted stock units rather than restricted stock shares is based on the interplay between Netherlands taxes and applicable tax credits.

We also consider the requirements of Sections 162(m) and 409A of the Code. Section 162(m) provides that payments of compensation in excess of $1,000,000 annually to a covered employee (the CEO and each of the three-highest paid executive officers other than the CFO) will not be deductible for purposes of U.S. corporate income taxes unless it is “performance based” compensation and is paid pursuant to a plan and procedures meeting certain requirements of the Code. Our Incentive Compensation Plan and LTIP are designed in a form so that eligible payments under those plans can qualify as deductible performance-based compensation. Since we want to promote, recognize and reward performance which increases shareholder value, we rely heavily on performance-based compensation programs which will normally meet the requirements for “performance-based” compensation under

Section 162(m). However, we may pay compensation that does not satisfy the requirements of Section 162(m) if we believe that it is in the best overall interests of the Company.

Section 409A provides that deferred compensation (including certain forms of equity awards) is subject to additional income tax and interest unless it is paid pursuant to a plan and procedures meeting certain requirements of the Code. Our Incentive Compensation Plan, LTIP, Deferred Compensation Plan, Excess Plan, and change of control severance agreements have been reviewed and revised to conform to these new requirements.

Stock Ownership Guidelines.  In 2005, in consultation with Hewitt, we adopted stock ownership guidelines for our executive officers requiring that they hold certain amounts of our stock. They are:

CEO	Five times base salary
COO and Executive vice presidents	Three times base salary
Vice presidents	One times base salary

Based on industry practice, there is a specified five-year period for our executives to meet the stock ownership targets from the date of appointment to the executive position, with periodic progress reporting to the O&C Committee.

EXECUTIVE OFFICER COMPENSATION

The following tables summarize the total compensation paid or earned by each of the named executive officers for the year ended December 31, 2008. We have not entered into any employment agreements with any of the named executive officers.

A description of the performance-based conditions and criteria for determining amounts payable with respect to our non-equity incentive compensation plan are contained in the CD&A.

SUMMARY COMPENSATION TABLE

2008 Summary Compensation Table

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards(1)(2)	Awards(2)	Compensation	Compensation(3)	Total
Name & Principal Position	Year	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)

Philip K. Asherman,	2008	$955,000	$1,697,144	$721,009	$286,249	$253,290	$3,912,692
President and Chief	2007	$720,000	$2,451,029	$292,696	$1,185,840	$190,862	$4,840,427
Executive Officer	2006	$551,923	$2,768,012	$88,960	$700,000	$127,993	$4,236,888
Ronald A. Ballschmiede,	2008	$505,000	$467,109	$70,430	$121,094	$199,810	$1,363,443
Executive Vice	2007	$435,001	$614,193	$16,994	$517,650	$181,125	$1,764,963
President and Chief	2006	$187,501	$130,242	$—	$303,650	$70,279	$691,772
Financial Officer
John W. Redmon	2008	$520,000	$324,945	$64,694	$124,691	$86,493	$1,120,823
President — CB&I	2007	$450,000	$561,721	$16,847	$324,450	$89,974	$1,442,992
Lummus	2006	$322,693	$240,000	$4,818	$313,170	$40,699	$921,380
Ronald E. Blum,	2008	$450,000	$348,642	$213,281	$94,417	$109,707	$1,216,047
President — CB&I	2007	$390,000	$567,610	$87,824	$348,660	$86,488	$1,480,582
Steel Plate Structures	2006	$308,269	$523,299	$32,536	$200,000	$90,491	$1,154,595
James E. Bollweg(4)	2008	$389,423	$242,545	$167,717	$71,939	$56,685	$928,309
Vice President	2007	$287,500	$336,500	$83,709	$144,095	$39,937	$891,741
Operations — CB&I	2006	$250,000	$410,234	$34,267	$153,125	$32,384	$880,010
Steel Plate Structures

(1)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, 2007 and 2006, in accordance with Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”) of equity awards pursuant to the Long-Term Incentive Plans, and thus include amounts from awards granted in and prior to 2008, 2007 and 2006. The amounts are calculated by multiplying the market price on the date of grant by the number of shares amortized over the vesting period.

(2)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, 2007 and 2006, in accordance with FAS 123(R) of option awards pursuant to the Long-Term Incentive Plans and thus include amounts from awards granted in and prior to 2008, 2007 and 2006. Assumptions used in the calculation of the amounts in columns (e) and (f) are included in footnote 12 to the Company’s audited financial statements for the year ended December 31, 2006 filed with the Securities and Exchange Commission (“SEC”) on March 1, 2007, footnote 13 to the Company’s audited financial statements for the year ended December 31, 2007, filed with the SEC on February 27, 2008, and in footnote 13 to the Company’s audited financial statements for the year ended December 31, 2008, filed with the SEC on February 25, 2009.

(3)	The compensation reported for 2008 represents personal benefits, contributions by us to our 401(k) Plan and Excess Plan, whether vested or unvested, and dividends paid on stock awards. The amount of contributions to the 401(k) Plan and Excess Plan, respectively, whether vested or unvested, contributed or currently expected to be contributed with respect to compensation earned in 2008 for each named executive officer are as follows: Philip K. Asherman, $20,400, $152,867; Ronald A. Ballschmiede, $20,400, $63,412; John W. Redmon, $20,400, $49,156; Ronald E. Blum, $20,400, $45,492; and James E. Bollweg, $20,400, $24,281. Personal benefits consisted of company leased vehicles or allowances for vehicles, country and executive club membership fees, financial planning assistance and physicals for the executive and his spouse, all of which are valued at the actual cost charged to us. Personal benefits in excess of the greater of $25,000 or 10% of the total amount of personal benefits for such executive officer, the benefit and the cost to us were: Mr. Asherman, car allowance and related fuel and maintenance costs, $31,791; Mr. Ballschmiede, relocation, temporary housing expenses and travel while he relocates his family to Texas, $50,022, plus tax gross-ups on such costs, $33,625. Mr. Asherman is a member of the Supervisory Board but receives no additional compensation for being a member of the Supervisory Board.

(4)	Mr. Bollweg is Vice President Operations — CB&I Steel Plate Structures and previously served as Executive Vice President — Project Operations. He ceased to be an executive officer as of January 2009. Previously, he served as President, CBI Services, a subsidiary of the Company.

GRANTS OF PLAN-BASED AWARDS

								All
								Other	All Other		Grant
								Stock	Option	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Awards:	Awards:	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			Number	Number of	Price of	Stock and
		Plan Awards(1)			Plan Awards(2)			of Shares	Securities	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock	Underlying	Awards	Awards(4)
Name	Date	($)	($)	($)	(#)	(#)	(#)	or Units(3)	Options(4)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Philip K. Asherman	2/21/08	$191,000	$955,000	$1,910,000					9,991	$45.31	$191,428
	2/22/08				32,742	65,484	130,968	39,015	4,356	$45.36	$4,823,710
	2/27/08								17,473	$47.00	$348,936
	12/5/08								22,902	$9.28	$115,426
Ronald A. Ballschmiede	2/21/08	$80,800	$404,000	$808,000					4,430	$45.31	$84,879
	2/22/08				6,037	12,074	24,148	10,790	1,270	$45.36	$1,061,495
	2/27/08								3,790	$47.00	$75,686
	12/5/08								12,110	$9.28	$61,034
John W. Redmon	2/21/08	$83,200	$416,000	$832,000					930	$45.31	$17,819
	2/22/08				4,945	9,891	19,782	8,839	1,424	$45.36	$876,934
	2/26/08								1,500	$46.47	$29,700
	2/27/08								4,250	$47.00	$84,873
	5/30/08								845	$45.70	$17,796
	12/5/08								12,470	$9.28	$62,849
Ronald E. Blum	2/21/08	$63,000	$315,000	$630,000					1,394	$45.31	$26,709
	2/22/08				4,434	8,868	17,736	7,925	907	$45.36	$779,145
	2/26/08								2,000	$46.47	$39,600
	2/27/08								4,200	$47.00	$83,874
	12/5/08								10,791	$9.28	$54,387
James E. Bollweg	2/21/08	$48,000	$240,000	$480,000					930	$45.31	$17,819
	2/22/08				3,069	6,139	12,278	5,486	454	$45.36	$536,027
	2/26/08								2,000	$46.47	$39,600
	2/27/08								2,846	$47.00	$56,835
	12/5/08								9,592	$9.28	$48,344

(1)	The amounts shown in column (c) reflect the threshold payment level for awards under our Incentive Compensation Plan which is 20% of the target amount shown in column (d). The amount shown in column (e) is 200% of such target amount. These amounts are based on the individual’s current salary and position.

(2)	The amounts shown in column (f) reflect the minimum stock awards of performance shares under our Long-Term Incentive Plan which is 50% of the target award shown in column (g). The amount shown in column (h) is 200% of such target award. Performance shares vest 33 1/3% per year based on earnings per share targets for the preceding year on the date that earnings per share is released. Performance share adjustments vest immediately based on previous years earnings per share.

(3)	These awards are restricted stock units made under our Long-Term Incentive Plan, which vest 25% per year over four years on the anniversaries of the grant date. Participants are paid as compensation each year an amount equal to any dividend on restricted stock units that would have been paid if the units were awarded as restricted shares of stock.

(4)	Options granted in lieu of salary increases under our Long-Term Incentive Plan on December 5, 2008, vest 50% per year over two years on the anniversaries of the grant date. All other options are “retention options” under our Long-Term Incentive Plan and were granted upon the vesting of performance shares or restricted stock in an amount equal to 40% of the number of shares that vested under such awards. Each retention option vests in seven years but may vest in three years from the date of grant if the holder has held continuously until such date shares awarded as performance shares or shares granted as restricted shares or units for which restrictions have lapsed.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards(1)				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan
							Plan	Awards:
							Awards:	Market or
							Number of	Payout
						Market	Unearned	Value of
					Number of	Value of	Shares,	Unearned
	Number of	Number of			Shares or	Shares or	Units or	Shares,
	Securities	Securities			Units of	Units of	Other	Units or
	Underlying	Underlying			Stock	Stock	Rights	Other
	Unexercised	Unexercised	Option		That Have	That	That Have	Rights
	Options	Options	Exercise	Option	Not	Have Not	Not	That Have
	(#)	(#)	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

Philip K. Asherman	33,639		$7.40	2/27/13	26,720(2)	$268,536	32,480(5)	$326,424
		7,000	$11.56	7/1/13	23,234(2)	$233,502	65,484(6)	$658,114
		3,380	$14.12	2/12/14	32,668(3)	$328,313
		7,000	$6.98	7/1/12	39,015(4)	$392,101
		7,000	$13.91	7/1/14
		1,126	$23.66	3/9/15
		7,000	$22.91	7/1/15
		9,990	$30.51	2/21/17
		9,136	$29.61	2/28/17
		9,991	$45.31	2/21/18
		4,356	$45.36	2/22/18
		17,473	$47.00	2/27/18
		22,902	$9.28	12/5/18
Ronald A. Ballschmiede		4,430	$30.51	2/21/17	22,150(2)	$222,608	9,473(5)	$95,204
		4,430	$45.31	2/21/18	9,528(3)	$95,756	12,074(6)	$121,344
		1,270	$45.36	2/22/18	10,790(4)	$108,440
		3,790	$47.00	2/27/18
		12,110	$9.28	12/5/18
John W. Redmon		1,500	$24.83	2/26/16	3,750(7)	$37,688	10,624(5)	$106,771
		929	$30.51	2/21/17	4,647(2)	$46,702	9,891(6)	$99,405
		1,500	$30.64	2/26/17	4,225(8)	$42,461
		845	$38.74	5/30/17	10,686(3)	$107,394
		930	$45.31	2/21/18	8,839(4)	$88,832
		1,424	$45.36	2/22/18
		1,500	$46.47	2/26/18
		4,250	$47.00	2/27/18
		845	$45.70	5/30/18
		12,470	$9.28	12/5/18
Ronald E. Blum		120	$6.97	7/1/12	6,971(2)	$70,059	6,766(5)	$67,998
		120	$11.57	7/1/13	6,806(3)	$68,400	8,868(6)	$89,123
		1,690	$14.12	2/12/14	7,925(4)	$79,646
		120	$13.91	7/1/14
		2,000	$21.38	2/26/15
		562	$23.66	3/9/15
		120	$22.91	7/1/15
		2,000	$24.83	2/26/16
		1,394	$30.51	2/21/17
		2,000	$30.64	2/26/17
		2,890	$29.61	2/28/17
		1,394	$45.31	2/21/18
		907	$45.36	2/22/18
		2,000	$46.47	2/26/18
		4,200	$47.00	2/27/18
		10,791	$9.28	12/5/18

	Option Awards(1)				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan
							Plan	Awards:
							Awards:	Market or
							Number of	Payout
						Market	Unearned	Value of
					Number of	Value of	Shares,	Unearned
	Number of	Number of			Shares or	Shares or	Units or	Shares,
	Securities	Securities			Units of	Units of	Other	Units or
	Underlying	Underlying			Stock	Stock	Rights	Other
	Unexercised	Unexercised	Option		That Have	That	That Have	Rights
	Options	Options	Exercise	Option	Not	Have Not	Not	That Have
	(#)	(#)	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

James E. Bollweg	2,000		$21.38	2/26/15	4,647(2)	$46,702	3,383(5)	$33,999
	844		$23.65	3/9/15	3,403(3)	$34,200	6,139(6)	$61,697
		2,000	$24.83	2/26/16	5,486(4)	$55,134
		929	$30.51	2/21/14
		2,000	$30.64	2/26/17
		2,890	$29.61	2/28/17
		930	$45.31	2/21/18
		454	$45.36	2/22/18
		2,000	$46.47	2/26/18
		2,846	$47.00	2/27/18
		9,592	$9.28	12/5/18

(1)	Options granted December 5, 2008 and expiring December 5, 2018 become vested in two 50% installments on December 5, 2009 and December 5, 2010. All other options are “retention options” that vest on the seventh anniversary of the grant of the option, but may vest on the third anniversary of the grant if the holder has held continuously until such date shares awarded as performance shares or granted as restricted shares or units for which restrictions have lapsed.

(2)	Restricted stock is scheduled to vest ratably each year through 2/21/10.

(3)	Restricted stock is scheduled to vest ratably each year through 2/22/11.

(4)	Restricted stock is scheduled to vest ratably each year through 2/22/12.

(5)	Performance shares are scheduled to vest ratably each year through 2/22/10, subject to satisfaction of performance criteria for the applicable year.

(6)	Performance shares are scheduled to vest ratably each year through 2/22/11, subject to satisfaction of performance criteria for the applicable year.

(7)	Restricted stock is scheduled to vest ratably each year through 2/26/09.

(8)	Restricted stock is scheduled to vest ratably each year through 5/30/10.

OPTION EXERCISES AND STOCK VESTED

The following table includes certain information with respect to the options exercised by the named executive officers, and the vesting of restricted stock and performance shares in 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares		Value
	Acquired on	Realized on	Acquired on		Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)		Vesting ($)
(a)	(b)	(c)	(d)		(e)

Philip K. Asherman	—	$—	35,866	(1)	$1,625,633
			43,682	(2)	$2,029,903
Ronald A. Ballschmiede	—	$—	14,251	(1)	$645,872
			9,474	(2)	$440,257
John W. Redmon	—	$—	11,748	(1)	$537,654
			10,624	(2)	$493,697
Ronald E. Blum	—	$—	10,753	(1)	$493,132
			10,500	(2)	$487,935
James E. Bollweg	—	$—	8,458	(1)	$389,089
			7,116	(2)	$330,681

(1)	Restricted stock vesting in 2008.

(2)	Performance shares vesting in 2008.

NONQUALIFIED DEFERRED COMPENSATION

We adopted the Excess Plan to provide retirement benefits for our senior management (including executive officers) on the same basis, in proportion to pay, as we provide retirement benefits to all our salaried employees generally. We contribute to the Excess Plan the difference between the amount that would have been contributed by the Company to participants’ 401(k) Plan accounts but for the Code limitations, and the contributions actually made to participants’ 401(k) Plan accounts. Contributions to the Excess Plan are paid into the Rabbi Trust, with an independent trustee. Earnings on these contributions are determined by participants’ designation of investment funds from the same group (other than the Company stock fund) that is available under the 401(k) Plan. Executives can change the election of investments at any time without restriction. At the time an Executive becomes a participant, he elects whether distribution will occur on a designated date, or upon termination of employment or a designated date thereafter. Executives are not permitted to make contributions to the Excess Plan.

We have also adopted the Deferred Compensation Plan. Contributions to the Deferred Compensation Plan are paid into the Rabbi Trust. Earnings on these contributions are determined by participants’ designation of investment funds from the same group (other than the Company stock fund and certain other funds) that is available under the 401(k) Plan. Executives make contributions to the Deferred Compensation Plan at the time they are paid compensation. Executives can change the election of investments at any time without restriction.

The following table summarizes certain nonqualified deferred compensation contributions made or currently planned to be made for 2008 pursuant to our Excess Plan and the Deferred Compensation Plan.

			Aggregate		Aggregate
	Executive	Registrant	Earnings	Aggregate	Balance
	Contributions	Contributions	In Last	Withdrawals/	at Last
Name	in Last FY ($)	in Last FY ($)	FY ($)	Distributions ($)	FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)

Philip K. Asherman	$—	$152,867	$2,084	$—	$295,916
Ronald A. Ballschmiede	$—	$63,412	$(12,660)	$—	$33,517
John W. Redmon	$—	$49,156	$(11,953)	$—	$48,902
Ronald E. Blum	$—	$45,492	$7,571	$—	$56,472
James E. Bollweg	$15,577	$24,281	$5,505	$—	$204,559

All amounts reported as contributions have been reported as compensation to the named executive officer in the Summary Compensation Table for the last completed fiscal year. Amounts in the “Aggregate Balance” column that represent contributions have been reported in Summary Compensation Tables of the proxy statement. No amounts reported as earnings have been reported as compensation to the named executive officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Vesting or Payment of Benefits on Retirement, Disability or Death.

Incentive Compensation Plan.  Compensation under the Incentive Compensation Plan may be payable in part, and equity awards under the LTIP may continue to vest, on certain terminations of employment. Generally, no incentive compensation is paid if employment terminates before the last day of the incentive compensation year. However a pro rata annual incentive compensation, based on the time the executive officer is actually employed during the incentive compensation year, is payable (subject to the O&C Committee’s right to exercise discretion to reduce the incentive compensation as described in the CD&A) if termination of employment occurs by retirement, death or disability. The Company treats any termination of employment after age 65, or after 30 years of service, or after age 55 with 10 years of service, as “retirement” for this purpose. If the retirement, death or disability of an executive officer had occurred on the last business day of 2008, the pro-rata incentive compensation would be the entire incentive compensation in the same amount as shown in column (g) of the Summary Compensation Table above.

LTIP.  Generally awards under the LTIP are forfeited if employment terminates before the vesting date provided in the applicable award agreement. However, the award agreements provide that upon termination of employment for death, retirement, disability or dismissal for the convenience of the Company (other than an involuntary termination of employment for willful misconduct or gross negligence as it may be determined by the O&C Committee) awards will continue to vest over the same time-vesting period, subject to the performance metrics if applicable. The O&C Committee reserves the right to add in the award agreement additional conditions for “retirement.” If the retirement, death, disability or dismissal for the convenience of the Company of an executive officer occurred on the last business day of 2008, the number of options, shares of restricted stock and performance shares that would continue to vest would be the same as the number of unexercisable options and the number of shares that have not vested shown in columns (c) or (g) and (h) (as applicable) of the Outstanding Equity Awards at Fiscal Year-End table above.

Nonqualified Deferred Compensation Plan.  To the extent elected by the executive, vested nonqualified deferred compensation would be payable upon any termination of employment up to the vested amount of the aggregate account balance as shown in column (f) of the Nonqualified Deferred Compensation table above.

Broad-Based Benefit Arrangements.  The Company also provides post-retirement medical benefits, death and disability benefits, and 401(k) plan benefits upon termination of employment under broad-based plans that do not discriminate in scope, terms or operation in favor of its executive officers and that are available generally to all salaried employees.

Change of Control Benefits for Current Named Executive Officers.

Change of Control Agreements.  We have substantially identical change of control severance agreements (“Agreements”) with designated executive officers, including with the following named executive officers: Philip K. Asherman, Ronald A. Ballschmiede, John W. Redmon, Ronald E. Blum and James E. Bollweg. These Agreements are intended to assure the retention and performance of executives if a “change of control” of the Company is pending or threatened. They are designed to reduce the distraction of our executives that might otherwise arise from the personal uncertainties caused by a change of control, to encourage the executive’s full attention and dedication to the Company, and to provide the executive with compensation and benefits following a change of control that are competitive with those of similarly-situated corporations.

Each Agreement provides for certain benefits upon a change of control of the Company and certain additional benefits upon the executive’s termination of employment by the Company without “cause,” or by the executive with

“good reason,” within a three-year period following the change of control. This period is set at three years to avoid giving the post-change Company a financial incentive to avoid severance obligations by keeping the executive employed in an unproductive capacity until his entitlement to those benefits expires. The Agreements also address termination within that period by the Company for cause, by the executive other than for good reason, or upon death or disability.

Under the Agreements, “change of control” generally is defined as the acquisition by any person or group of 25% or more of the beneficial interest in the equity of the Company; failure of the current Supervisory Board (and members nominated by at least 75% of the then-current Supervisory Board members) to comprise at least 50% of the Supervisory Board; Supervisory Board or shareholder approval of a merger or reorganization or consolidation resulting in less than 75% continuing ownership by the pre-merger shareholders; or Supervisory Board or shareholder approval of any transaction as a result of which the Company does not own at least 75% of Chicago Bridge & Iron Company (“Chicago Bridge”), or Chicago Bridge does not own at least 75% of its subsidiary, Chicago Bridge & Iron Company (Delaware). The Agreements use a 25% threshold to define a change of control because the stock ownership of the Company is fairly widely distributed, and a single person (or group) owning 25% of the stock can exercise in practice a disproportionate control over its management and policies.

Benefits Payable or Provided Solely Upon a Change of Control.  Upon a change of control, the executive is entitled to receive payment of minimum pro-rata target incentive compensation, vesting in options, restricted shares and performance shares, and (if the change of control also meets the conditions of Section 409A of the Code for accelerated payment of deferred compensation), vesting and an immediate lump sum cash payment of all deferred compensation and of the value of all performance shares assuming achievement of target performance goals. The provisions for vesting and payment are intended to avoid the risk of potential non-payment by the post-change Company, and to reflect that, depending on the post-change circumstances of the Company, it may be difficult, impossible or meaningless to apply pre-change targets for performance-based compensation. The applicable amounts of these benefits and the other benefits described here are shown in the tables below for each current named executive officer.

Benefits Payable or Provided upon a Change of Control and Termination Without Cause or For Good Reason.  Upon termination of employment by the Company without cause or by the executive for good reason during the three-year period following a change of control, the executive will be entitled to a lump sum payment of three times the sum of his annual base salary plus minimum annual incentive compensation (which is at least equal to target incentive compensation). The factor of three is intended to cover the period that it might take a senior executive to find comparable employment. In addition, the promise of change of control severance benefits in these events is intended generally to supply adequate and sufficient consideration for the executive’s non-competition obligations described below. The executive will also be entitled to a payment of pro-rata minimum incentive compensation for the year of termination, payment of deferred compensation (to the extent not paid upon the change of control), continuation for him and his dependents of medical and other benefits for a three-year period after termination of employment, payment of the amount (if any) of 401(k) Plan benefits forfeited upon termination of employment; and to receive Company-provided outplacement services. Benefit continuation for a three-year period is intended to cover the period that it might take a senior executive to find employment providing comparable benefits and to cushion the executive and his family against the possibility that no subsequent employment would provide comparable benefits. The executive has no duty to mitigate these benefits by seeking subsequent employment and they are not reduced for compensation or benefits in subsequent employment. The executive (and dependents if applicable) is further entitled to post-termination medical coverage beginning at the later of age 50 or expiration of the three-year period after termination of employment, at active employee rates until age 65 and at retiree rates after age 65. These medical coverage benefits are secondary to any benefits the executive may receive through subsequent employment.

For purposes of these Agreements, “cause” includes conviction of a felony or of a crime involving moral turpitude, or willful misconduct or breach of the agreement that results in material financial detriment to the Company, but cause does not include negligence, actions taken in good faith, actions indemnifiable by the Company, or known to the Company for more than a year before the purported termination. The executive is entitled to certain procedural protections before the Company can terminate employment for “cause.” “Good reason” for resignation generally includes any adverse changes in the executive’s duties, title, reporting requirements or responsibilities; failure by the Company to provide the compensation, incentive compensation, work location, plan and other payments, benefits and perquisites called for by the Agreement, other breach of the Agreement by the Company or adverse change in the terms and conditions of the executive’s employment, initiating a termination for cause without completing the termination within 90 days in compliance with the Agreement, any other purported termination of executive’s employment not contemplated by the Agreement, or failure of a successor to assume and perform the Agreement.

Benefits Payable or Provided upon Change of Control and Voluntary Termination, Death or Disability.  On voluntary termination by the executive without good reason during the three-year period following a change of control, the executive is entitled to payment of pro-rata minimum incentive compensation for the year of termination and payment of deferred compensation (to the extent not paid upon the change of control). On termination for disability or death during that three-year period, the executive (or his beneficiaries) is entitled to benefits under the Company’s broad-based disability and death plans with no enhancement except that such benefits may not be reduced below the greatest benefit level in effect during the 90-day period preceding the Change of Control. Upon termination for cause during the three-year period the executive is entitled to payment of deferred compensation (to the extent not paid upon the change of control). Upon any termination of employment during that three-year period, the executive is entitled to salary and accrued vacation pay through the termination date and reimbursement of business expenses incurred prior to termination.

Special Payments Relating to a Change in Control.  The Agreements provide that the Company will pay an amount necessary to reimburse each employee, on an after-tax basis, for any excise tax due under Section 4999 of the Code as a result of such payment being treated as a “parachute payment” under Section 280G of the Code. The Company will also reimburse the executive’s legal fees and related costs incurred to obtain benefits under the Agreements as long as the executive had a reasonable basis for the action or was acting in good faith. The Company must maintain a letter of credit and escrow in force to secure this obligation for legal fee reimbursement.

Applicable Restrictive Covenants.  In exchange for the above benefits, the Agreements impose certain obligations on the executive that apply during employment (before or after a change of control) and after any termination of employment, including terminations of employment before any change of control happens, and regardless of the reason for termination of employment. These are an obligation to maintain the confidentiality of Company confidential information, not to engage directly or indirectly in competition with the Company, and not to solicit employees, customers, vendors and suppliers away from the Company or otherwise interfere with the Company’s customer, vendor and supplier relationships. A competitive business is defined to be any construction and engineering business specializing in the engineering and design, materials procurement, fabrication, erection, repair and modification of steel tanks and other steel plate structures and associated systems and any branch, office or operation thereof, which is a direct and material competitor of the Company wherever in the world the Company does business. The executive agrees that these covenants may be specifically enforced against him by injunction.

Tabular Disclosures of Potential Benefits Paid or Provided Upon Change in Control.  The following tables tally the benefits that would be paid or provided for each of the named executive officers if a change of control and a simultaneous without cause or good reason termination, a voluntary resignation without good reason, or a termination for cause, occurred on the last business day of 2008, applying the closing price of Company stock on that day (which was $10.05 per share). (Benefits upon death or disability are omitted because they would be the same as under the Company’s broad-based plans as discussed above.) A voluntary resignation without good reason on that date by Messrs. Asherman, Blum, and Bollweg would qualify as a “retirement” entitling those officers to incentive compensation, equity vesting and eligibility for the Company’s retiree medical benefit program, without regard to the change of control severance agreements. In addition, whether or not the termination is a retirement, Messrs. Asherman, Blum, and Bollweg would be fully vested in their benefits under the 401(k) Plan and the Excess Plan. A voluntary resignation without good reason on that date by Messrs. Ballschmiede and Redmon would not qualify as a “retirement” and neither of Messrs. Ballschmiede or Redmon would be fully vested in their benefits under the 401(k) Plan or the Excess Plan or be eligible for retiree medical benefits.

The table assumes that upon a termination for cause, the O&C Committee would exercise its discretion to reduce any incentive compensation otherwise payable to zero even if the executive would otherwise qualify for “retirement” under the Incentive Compensation Plan, and that no change of control benefits would be payable.

(Accordingly, benefits on termination would consist only of unpaid salary through the date of termination and other accrued vested benefits. For this reason, benefits upon termination for cause are omitted from the tables.) For purposes of the Section 4999 gross-up, the amount in the table is based on the assumptions of an excise tax rate of 20%, a marginal federal income tax rate of 35.0%, a 1.45% Medicare tax rate and state income tax rate applicable to the named executive officer, and the assumptions that no amounts will be attributed to reasonable compensation before or after the change of control and that no value will be attributed to the executive’s non-competition covenant. The value of health plan benefits is based upon and assumes that the executive will continue paying applicable employee (or retiree) premiums for coverage for the maximum period permitted by the Agreement. The table also assumes that the executive will not incur legal fees or related costs in enforcing the Agreement.

CHANGE OF CONTROL BENEFITS — PHILIP K. ASHERMAN

Benefits and Payments		Good Reason
Upon Change of Control	Voluntary	or Without Cause
and Simultaneous Termination	Termination	Termination

Incentive compensation	—	$955,000
Equity award vesting
Options	$39,160	$39,160
Restricted Stock	$1,222,452	$1,222,452
Performance Shares	$984,538	$984,538
Deferred Compensation	$295,916	$295,916
Severance payment	—	$5,730,000
Payment of 401(k) forfeiture	—	—
Outplacement	—	$191,000
Benefit plan continuation
Medical (including dental and vision)	$27,458	$178,899
Disability	—	$3,024
Life insurance	—	$879
Excise tax gross-up	—	$2,926,891

CHANGE OF CONTROL BENEFITS — RONALD A. BALLSCHMIEDE

Benefits and Payments		Good Reason
Upon Change of Control	Voluntary	or Without Cause
and Simultaneous Termination	Termination	Termination

Incentive compensation	—	$404,000
Equity award vesting
Options	$9,325	$9,325
Restricted Stock	$426,804	$426,804
Performance Shares	$216,548	$216,548
Deferred Compensation	$33,577	$33,577
Severance payment	—	$2,727,000
Payment of 401(k) forfeiture	—	$32,522
Outplacement	—	$101,000
Benefit plan continuation
Medical (including dental and vision)	—	$193,143
Disability	—	$3,024
Life insurance	—	$879
Excise tax gross-up	—	$1,381,779

CHANGE OF CONTROL BENEFITS — JOHN W. REDMON

Benefits and Payments		Good Reason
Upon Change of Control	Voluntary	or Without Cause
and Simultaneous Termination	Termination	Termination

Incentive compensation	—	$436,800
Equity award vesting
Options	$9,602	$9,602
Restricted Stock	$323,077	$323,077
Performance Shares	$206,176	$206,176
Deferred Compensation	$41,139	$48,902
Severance payment	—	$2,948,400
Payment of 401(k) forfeiture	—	$8,344
Outplacement	—	$109,200
Benefit plan continuation
Medical (including dental and vision)	—	$90,427
Disability	—	$3,024
Life insurance	—	$879
Excise tax gross-up	—	$1,504,753

CHANGE OF CONTROL BENEFITS — RONALD E. BLUM

Benefits and Payments		Good Reason
Upon Change of Control	Voluntary	or Without Cause
and Simultaneous Termination	Termination	Termination

Incentive compensation	—	$330,750
Equity award vesting
Options	$8,678	$8,678
Restricted Stock	$218,105	$218,105
Performance Shares	$157,121	$157,121
Deferred Compensation	$56,472	$56,472
Severance payment	—	$2,409,750
Payment of 401(k) forfeiture	—	$94,500
Outplacement	—	$90,000
Benefit plan continuation
Medical (including dental and vision)	$27,705	$100,522
Disability	—	$3,024
Life insurance	—	$879
Excise tax gross-up	—	$1,149,338

CHANGE OF CONTROL BENEFITS — JAMES E. BOLLWEG

Benefits and Payments		Good Reason
Upon Change of Control	Voluntary	or Without Cause
and Simultaneous Termination	Termination	Termination

Incentive compensation	—	$240,000
Equity award vesting
Options	$7,378	$7,378
Restricted Stock	$136,036	$136,036
Performance Shares	$95,716	$95,716
Deferred Compensation	$204,559	$204,559
Severance payment	—	$1,920,000
Payment of 401(k) forfeiture	—	—
Outplacement	—	$80,000
Benefit plan continuation
Medical (including dental and vision)	$66,988	$177,508
Disability	—	$3,024
Life insurance	—	$879
Excise tax gross-up	—	$824,812

DIRECTOR COMPENSATION

	Fees
	Earned or	Stock	Option	All Other
	Paid in	Awards	Awards	Compensation	Total
Name (1)	Cash ($)	($)(2)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(g)	(h)

Jerry H. Ballengee(5)	$133,000	$176,425	$—	$528	$309,953
L. Richard Flury(6)	$56,000	$176,425	$—	$2,028	$234,453
J. Charles Jennett	$52,000	$176,425	$—	$528	$228,953
Vincent L. Kontny(7)	$43,000	$116,893	$—	$754	$160,647
Gary L. Neale(8)	$50,500	$176,425	$—	$1,245	$228,170
Larry D. McVay	$37,500	$105,695	$—	$705	$143,900
Michael L. Underwood	$55,500	$176,425	$—	$528	$232,453
Marsha C. Williams	$54,000	$176,425	$—	$528	$230,953

(1)	Philip K. Asherman, President and Chief Executive Officer, is not included in this table as he is our employee and receives no compensation for his services as Supervisory Director. The compensation received by Mr. Asherman as our employee is shown in the Summary Compensation Table on page 23.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R), and thus includes amounts from awards granted in prior years. The number of stock awards outstanding at the end of the last completed year for each Supervisory Director is 4,400. The stock awards were granted in May, 2008 and the grant date fair value of each award computed in accordance with FAS 123(R) was $181,192.

(3)	The number of option awards outstanding at the end of the last completed year for each Supervisory Director was 24,000, except for Mr. Flury, 8,000. Mr. Kontny, Mr. Neale, Mr. McVay and Mr. Underwood had no option awards outstanding.

(4)	All other compensation includes dividends on stock awards ($528 for each member except Mr. Kontny, $352, and Mr. McVay, $176), the 15% discount on shares purchased (described below) and above market interest on deferred compensation.

(5)	Mr. Ballengee receives 50% of his fees earned in cash and 50% in Company stock issued immediately.

(6)	Mr. Flury receives 50% of his fees earned in cash, and as described below defers until 2017 42% of fees in cash and 8% of fees to purchase Company stock.

(7)	Mr. Kontny received 92% of his fees earned in cash and as described below deferred until retirement 8% of fees to purchase Company stock. Mr. Kontny retired on September 10, 2008.

(8)	Mr. Neale receives 50% of his fees earned in cash, and as described below defers until one year after retirement 42% of fees in cash and 8% to purchase Company stock.

Members of the Supervisory Board received in 2008 as compensation for their services as Supervisory directors an annual retainer of $30,000, except the non-executive Chairman of the Supervisory Board who received an annual retainer of $120,000, paid in quarterly installments, $1,500 for attendance at each Supervisory Board meeting and a grant of 4,400 units or shares of restricted stock which vest after one year. Members of the Supervisory Board who chair a Supervisory Board committee receive an additional annual retainer of $5,000, except the chairman of the Audit Committee who received an annual retainer of $10,000. Those who serve on Supervisory Board committees received $1,000 for each committee meeting attended. Members of the Supervisory Board may elect to receive their compensation in common shares and may elect to defer their compensation in the form of cash or stock. Fees deferred in the form of cash are credited with interest at the rate of prime plus 1%, updated quarterly based on the prime rate for the first business day of each calendar quarter as published in the Wall Street Journal. For fees deferred in the form of stock, the number of shares of our stock is determined by dividing the fees earned by the closing price per share of our stock on the New York Stock Exchange on the first trading day preceding the respective Supervisory Board meeting and such shares earn dividends at the regular rate and are converted into additional shares based on the closing price per share of our stock on the New York Stock Exchange on the dividend payment date. In addition, a member of the Supervisory Board may direct that up to 8% of his or her director’s fees be applied to purchase shares at 85% of the closing price per share on the New York Stock Exchange on the first trading day following the end of each calendar quarter. Shares are issued either at the time of purchase or at a specified future date. Members of the Supervisory Board who are full-time employees of the Company receive no compensation for serving as members of the Supervisory Board.

In 2005, we adopted stock ownership guidelines for our Supervisory Directors. They are that each Supervisory Director own shares in our stock equal to at least five times the annual retainer. There is a five-year period for our Supervisory Directors to meet these stock ownership targets.

ITEM 2	ADOPTION OF ANNUAL ACCOUNTS FOR 2008

At the Annual Meeting, you will be asked to authorize the preparation of our Dutch statutory annual accounts and annual report of our Management Board in the English language and to adopt our Dutch statutory annual accounts for the year ended December 31, 2008 (the “Annual Accounts”), as required under Dutch law and our Articles of Association.

Our Annual Accounts are prepared in accordance with Dutch generally accepted accounting principles (“Dutch GAAP”) and Dutch law. The Annual Accounts contain certain disclosures not required under generally accepted accounting principles in the United States (“US GAAP”). Dutch GAAP generally requires us to amortize goodwill and indefinite lived intangible assets, which is not required under US GAAP. In addition, the Management Report required by Dutch law, similar to the Management’s Discussion and Analysis of Results of Operations and Financial Condition included in the 2008 Annual Report to Shareholders (“Annual Report”), also contains information included in our Annual Report on Form 10-K and other information required by Dutch law. A copy of the Annual Accounts can be accessed through our website, www.cbi.com, and may be obtained free of charge by request to our principal executive offices at Oostduinlaan 75, 2596 JJ The Hague, The Netherlands and at our administrative offices c/o CB&I, 2103 Research Forest Drive, The Woodlands, TX 77380-2624 Attn: Investor Relations.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt our Annual Accounts and to authorize the preparation of our Dutch statutory annual accounts and annual report in the English language.

THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF OUR ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF OUR DUTCH STATUTORY ANNUAL ACCOUNTS AND ANNUAL REPORT IN THE ENGLISH LANGUAGE.

ITEM 3	DISCHARGE OF SOLE MEMBER OF THE MANAGEMENT BOARD

Under Dutch law, at the Annual Meeting shareholders may discharge the members of the Management Board from liability in respect of the exercise of their management duties during the financial year concerned. During 2008, the sole member of the Management Board was Chicago Bridge & Iron Company B.V., our indirect wholly owned subsidiary. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the sole member of the Management Board from liability in respect of the exercise of its management duties during 2008.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to so discharge the Management Board.

THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF THE SOLE MEMBER OF THE MANAGEMENT BOARD FROM LIABILITY FOR 2008.

ITEM 4	DISCHARGE OF MEMBERS OF THE SUPERVISORY BOARD

Under Dutch law, at the Annual Meeting shareholders may discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during 2008.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to so discharge the Supervisory Board.

THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE SUPERVISORY BOARD FROM LIABILITY FOR 2008.

ITEM 5	DISTRIBUTION FROM PROFITS

Our Articles of Association provide that the general meeting of shareholders may resolve to make distributions from profits. During 2008, we distributed four quarterly distributions (interim dividends) in cash in anticipation of the final dividend. The interim dividends were distributed on March 31, June 30, September 30 and December 30, each at the rate of $0.04 per share, for an aggregate interim cash dividend of $0.16 per share.

We propose that no further distributions be made and that the final dividend for 2008 shall equal the aggregate of the four interim dividends in cash amounting to $0.16 per share and that such amounts shall be charged to profits.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the final dividend.

THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DISTRIBUTION OF THE FINAL DIVIDEND FOR 2008.

ITEM 6	EXTENSION OF AUTHORITY OF MANAGEMENT BOARD TO REPURCHASE UP TO 10% OF OUR ISSUED SHARE CAPITAL UNTIL NOVEMBER 7, 2010

Under Dutch law and our Articles of Association, the Management Board may, with the prior approval of the Supervisory Board, and subject to certain Dutch statutory provisions, be authorized to repurchase issued shares on our behalf in an amount, at prices and in the manner authorized by the general meeting of shareholders. Adoption of this proposal will allow us to have the flexibility to repurchase our shares without the expense of calling special shareholder meetings. Such authorization may not continue for more than 18 months, but may be given on a rolling basis. At the 2008 annual meeting, you authorized the Management Board, acting with the approval of our Supervisory Board, to repurchase up to 10% of our issued share capital in open market purchases, through privately negotiated transactions, or by means of self-tender offer or offers, at prices ranging up to 110% of the market price at the time of the transaction. Since the 2008 annual meeting and as of March 6, 2009, we had repurchased 1,845,700 shares under this authority. Such authority currently expires November 8, 2009.

The Management Board believes that we would benefit by extending the authority of the Management Board, acting with the approval of our Supervisory Board, to repurchase our shares. For example, to the extent the Management Board believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us. Such shares could be used for any valid corporate purpose, including use under our compensation plans, sale in connection with the exercise of outstanding options, or for acquisitions, mergers or similar transactions. The reduction in our issued capital resulting from any such purchases will increase the proportionate interest of the remaining shareholders in our net worth and whatever future profits we may earn. However, the number of shares repurchased, if any, and the timing and manner of any repurchases would be determined by the Management Board, with the prior approval of the Supervisory Board, in light of prevailing market conditions, our available resources and other factors that cannot now be predicted. The number of shares held by us, or our subsidiaries, may generally never exceed 10% of the total number of our issued and outstanding shares.

In order to provide us with sufficient flexibility, the Management Board proposes that the general meeting of shareholders grant authority for the repurchase of up to 10% of our issued share capital (or over 9,600,000 shares) on the open market, or through privately negotiated repurchases or in self-tender offers, at prices ranging up to 110% of the market price at the time of the transaction. Such authority would extend for 18 months from the date of the Annual Meeting until November 7, 2010.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the proposal to extend until November 7, 2010 authorization of the Management Board, acting with the approval of our Supervisory Board, to repurchase up to 10% of our issued share capital on the open market, or through privately negotiated repurchases or self-tender offers, at prices ranging up to 110% of the market price at the time of the transaction.

THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO GRANT EXTENDED AUTHORITY TO THE MANAGEMENT BOARD TO REPURCHASE SHARES.

ITEM 7	APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Supervisory Board has recommended that Ernst & Young LLP (“E&Y”) be appointed as our independent registered public accounting firm for the year ending December 31, 2009. E&Y has acted as our independent registered public accounting firm since 2005. Representatives of E&Y are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and are expected to be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint E&Y as our independent registered public accounting firm who will audit our accounts for the year ending December 31, 2009.

THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

ITEM 8	ADOPTION OF AMENDMENT TO OUR ARTICLES OF ASSOCIATION

The Supervisory Board proposes to amend our Articles of Association to provide that the mandatory retirement date of a supervisory director who attains the age of seventy-two will be the day on which the annual meeting is held in the financial year following the year during which such director reaches the age of seventy-two, rather than the date of the annual meeting held during the year in which such director first reaches the age of seventy-two. This amendment is being proposed to ensure consistency in our directors being able to serve on the Supervisory Board during the entire year when they turn seventy-two, regardless of the month in which a director’s birthday occurs.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the proposal to amend our Articles of Association as described above. A text of the proposed deed of amendment to our Articles of Association is attached as Annex A to this proxy statement.

A vote in favor of this proposal will have the effect of extending Mr. Ballengee’s term of office until our next annual general meeting of shareholders held in the year 2010.

THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND OUR ARTICLES OF ASSOCIATION TO PROVIDE THAT THE MANDATORY RETIREMENT DATE OF A DIRECTOR WHO ATTAINS THE AGE OF SEVENTY-TWO BE THE DAY ON WHICH THE ANNUAL MEETING IS HELD IN THE FINANCIAL YEAR FOLLOWING THE YEAR DURING WHICH SUCH DIRECTOR REACHES THE AGE OF SEVENTY-TWO.

ITEM 9	ADOPTION OF AMENDMENT TO THE CHICAGO BRIDGE & IRON 2008 LONG-TERM INCENTIVE PLAN

Chicago Bridge & Iron Company (“Chicago Bridge”), a subsidiary of the Company, as sponsor, has adopted the Chicago Bridge & Iron 2008 Long-Term Incentive Plan (the “Plan”). The Plan was approved by our 2008 annual general meeting of shareholders. The Board of Directors of Chicago Bridge has further amended the Plan (the “Amendment”), subject to the approval of our shareholders of the Plan as so amended (the “Amended Plan”).

The principal material change is an increase in the aggregate number of shares available for grant or award under the Plan by 4,000,000 shares. Together with shares available for grant or award under the Plan before the amendment, the Amended Plan will have 4,563,382 shares available for grant or award. A copy of the text of the Amendment is attached as Annex B to this proxy statement.

The purpose of the increase in authorized shares is to secure adequate shares to fund expected awards under the Plan through at least the next annual award in February 2010. We believe the current number of shares available for grant is insufficient and will seriously harm our ability to attract and retain qualified employees and directors. Further, we believe that the additional 4,000,000 shares, under these circumstances, represents a reasonable amount of potential equity dilution and allows the Company to recruit, motivate, and retain talented employees and directors who will help us achieve our business goals, including creating long-term value for our shareholders.

As of March 6, 2009, 563,382 shares remain available for future grants and awards under the Plan. During 2008 and this year through March 6, 2009, options for 289,370 and 876,333 shares, respectively, have been granted under the Plan, restricted stock awards of 499,695 and 1,569,797 shares, respectively, have been granted under the Plan, and performance share awards at targets of 256,198 and 1,180,840, respectively, have been made under the Plan.

As of March 6, 2009, there were 2,267,751 stock options outstanding with a weighted-average exercise price of $12.92 and a weighted-average remaining contractual life of 6.9 years; and 2,188,521 restricted shares outstanding (including 30,800 directors’ shares) subject to restrictions that they may not be sold or otherwise transferred until such restrictions have lapsed. As of that date, there were also 1,413,132 performance shares at target that are unvested and outstanding.

Reasons for Seeking Shareholder Approval

Shareholder approval of the amendment increasing the number of shares available is required under the rules of the New York Stock Exchange applicable to the Company. Shareholder approval of such amendment will also permit options granted under the Plan that are intended to be incentive stock options (“ISOs”) to qualify as such.

Approval of the Amended Plan is also necessary to permit compensation expense recognized by the Company in connection with exercise of options, and payment of performance-vested restricted stock and performance units or performance shares, to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code.

Under Section 162(m), the Company cannot claim a U.S. federal income tax deduction for compensation paid to its chief executive officer or any of its three other most highly compensated executive officers other than the chief financial officer in excess of $1,000,000 in any year, unless the compensation qualifies as shareholder-approved “performance-based” compensation. Compensation attributable to exercise of options (the “spread,” or excess of the fair market value of the option shares at the time of exercise over the option exercise price) is eligible to be considered as performance-based compensation for purposes of Section 162(m).

Compensation attributable to certain other types of awards, such as performance-vested restricted stock, performance shares or performance units, is eligible to be considered as performance-based compensation for purposes of Section 162(m) if the shareholders have approved the material terms of the performance goals set forth in the Amended Plan for such Awards. Where, however, as under the Amended Plan, the Committee has authority to change the targets under a performance goal after shareholder approval of the goal the material terms of the performance goal must be disclosed and reapproved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goal. Such reapproval last occurred at the Company’s May 8, 2008 annual meeting. Accordingly the Amended Plan will not satisfy the requirements of Section 162(m) after 2012 unless our shareholders approve the Amended Plan at this meeting, or reapprove the Amended Plan at or before the first shareholders meeting occurring in 2013.

If the Amended Plan is not approved, the Amendment will not go into effect. Awards may continue to be made under the Plan in accordance with its terms as they existed prior to the Amendment until the shares remaining for Awards under the Plan are exhausted.

Summary of the Amended Plan

The principal provisions of the Plan are summarized below. This summary is not a complete description of the Plan. Shareholders are urged to read the full text of the Plan, as amended, attached as Annex C to this Proxy Statement, for additional information not contained in this summary.

Purpose.  The objectives of the Plan are to optimize the profitability and growth of the Company and its subsidiaries through incentives which link the personal interests of participants to those of our shareholders; to provide participants with an incentive for excellence in individual performance; to promote teamwork among participants; and to provide flexibility to Chicago Bridge in its ability to motivate, attract and retain the services of participants who make significant contributions to Chicago Bridge’s success and to allow participants to share in its success.

Duration.  Changes made by the Amendment are effective as of the date of its approval by the shareholders. The Plan will remain in effect, subject to the right of the Board of Directors of Chicago Bridge to amend or terminate the Plan, until all shares subject to the Plan shall have been awarded.

Types of Awards.  The Plan permits the granting of the following types of awards to employees of the Company or any of its affiliates: (1) stock options, including ISOs and options other than ISOs (“nonqualified options”); (2) restricted stock (whether in the form of restricted stock shares or restricted stock units); and (3) performance shares or performance units conditioned upon meeting performance criteria (collectively, the “Awards”).

Administration.  The Plan is administered by a Committee (“Committee”) appointed by the Board of Directors of Chicago Bridge. However, as to Awards to any individual who is a member of that Committee or an executive officer or a Supervisory Director of the Company, the Organization and Compensation Committee of the Supervisory Board (the “Supervisory Committee”) will act as the Committee. In addition, the Supervisory Committee may in its discretion exercise directly any function of the Committee, including the making of Awards to any employees or nonemployee members of the Supervisory Board or nonemployee consultants. Subject to the foregoing, the Committee will have the power, among other things, to select employees of the Company and its affiliates (and nonemployee members of the Supervisory Board or nonemployee consultants) to whom Awards are granted, and to determine the sizes and types of Awards and the terms and conditions of Awards. The Committee is authorized to construe and interpret the Plan and any related award agreements, to establish, amend or waive rules relating to plan administration, to amend outstanding Awards, and to make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its authority.

Shares Subject to the Plan.  Subject to the anti-dilution adjustment described below, a total of 4,563,382 shares will be reserved for Awards under the Plan. The number of shares with respect to which Awards may be granted in the form of options to any single participant in any one fiscal year may not exceed 1,000,000. The number of shares with respect to which Awards may be granted in the form of restricted stock and performance shares/units combined to any single participant in any one fiscal year may not exceed 500,000. Shares may be held in a trust of the kind commonly known as a “rabbi” trust pending transfer to participants under an Award.

In the event of a stock dividend, stock split or other change in corporate capitalization, or a corporate transaction such as a merger, consolidation or spin-off, or a reorganization or liquidation of the Company, the Committee shall adjust the number and class of shares which may be issued under the Plan, the limitation on the number of shares that may be the subject of Awards under the Plan, and the number, class and option or other purchase price of shares subject to outstanding Awards under the Plan, as the Committee deems appropriate and equitable to prevent dilution or enlargement of rights.

If any shares subject to any Award granted under the Plan are forfeited or such Award otherwise terminates without the issuance of such shares or of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, are again available for grant under the Plan. If shares are applied to pay the exercise price upon exercise of an option pursuant to the Plan or applied to withholding of federal, state and local taxes pursuant to the Plan, the shares so applied are added to the foregoing limitation in determining the number of shares remaining for grants pursuant to Awards, and shall be available for grants under the Plan. No fractional shares are issued under the Plan.

Eligibility.  All employees of the Company and its affiliates, who are in salary grades 16 and above (approximately 1,593 persons), non-employee members of the Supervisory Board (approximately 7 persons) and non-employee consultants to the Company (approximately 0 persons) are currently eligible to be participants. The Committee selects from among these eligible individuals those to whom Awards are actually granted.

Stock Options.  The Committee grants options, which may be ISOs or nonqualified options, pursuant to Award agreements. The option price per share purchasable under any stock option will be determined by the Committee, in its sole discretion, but cannot in any event be less than 100% of the fair market value of a share on the date the option is granted. On March 6, 2009, the closing price of the Common Stock was $4.87 per share. The Committee determines, in its sole discretion, the term of each stock option and the time or times when it may be exercised. Options may be exercised by payment of the exercise price in cash, or, in the sole discretion of the Committee, in shares with a fair market value equal to the exercise price of the option, or pursuant to a “cashless exercise” through a broker-dealer.

Restricted Stock.  Restricted stock may be awarded in the form of restricted stock shares (which are shares issued by the Company subject to risk of forfeiture and restrictions on such shares), or restricted stock units (which are bookkeeping units evidencing a participant’s right to receive shares in the future upon or after the lapse of risks of forfeiture and restrictions on such units). Restricted stock shares or units may not be disposed of by the recipient until the restrictions established by the Committee lapse. Upon termination of employment during the restriction period, all restricted stock is forfeited, subject to such exceptions, if any, as may be made by the Committee. Award agreements may impose other restrictions or vesting conditions, including achievement of specific Company-wide, divisional or individual performance goals (which can include the performance goals described below).

Recipients are not required to pay for restricted stock other than by rendering of services or the payment of any minimum amount required by law. With respect to restricted stock shares, the participant has all of the rights of a shareholder, including the right to vote the shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. With respect to restricted stock units, the participant has the right to receive the equivalent of any cash dividends, unless the Committee shall otherwise determine, but not the right to vote the shares. Restricted stock units are paid by issuance of the applicable number of shares at or after the satisfaction of the applicable vesting date.

Performance Awards.  Performance shares pay out a variable number of shares of Common Stock depending on goal achievement. Performance units provide for payment of an amount, based either on the value of shares or appreciation in the price of shares, upon the achievement of performance goals. Such shares or units have an initial value determined by the Committee as of the date of grant. In the case of a performance share, this value equals the value of a share of Common Stock. The Committee selects the period during which one or more performance criteria designated by the Committee are measured for the purpose of determining the extent to which performance shares or units will have been earned. The performance criteria which the Committee may designate are operating income, earnings (before or after any of interest, taxes, depreciation and amortization), return on net assets, net income (before or after taxes), after-tax return on investment, sales, revenue, earnings per share (excluding special charges, as reported to shareholders), total shareholder return, return on equity, total business return, return on invested capital, operating cash flow, free cash flow, economic value added, new business taken (measured by revenue, net income or operating income), and contract backlog, in each case where applicable determined either on a Company-wide basis or in respect of any one or more business units. The Committee may apply any fixed combination of those performance measures and use target levels or target growth rates of any of those performance measures.

Performance awards may be paid in cash, stock, other property or a combination thereof. Recipients are not required to pay for performance awards other than by rendering services and any minimum consideration required by applicable law.

Change of Control.  A change of control would occur in the event of the acquisition by anyone other than the Company or a subsidiary of the Company of a 25% or greater interest in the Company; certain mergers and other transactions which result in the Company’s shareholders owning 70% or less of the surviving corporation; or certain changes in the composition of the Supervisory Board. Upon a change of control, all options become exercisable, all restriction periods and restrictions on restricted stock lapse, and target payout opportunities attainable under all outstanding Awards of restricted stock, performance units and performance shares are deemed to be fully earned (with such Award denominated in shares becoming fully vested). The definition and consequences of a change of control may be varied in an Award agreement or other written agreement with the participant.

Recovery of Certain Awards.  If any of the Company’s financial statements are required to be restated as a result of misconduct or fraud, the Company at the direction of the O&C Committee in its sole discretion, may recover all or any portion of an award (or in the case of a stock award, the value realized by sale of the stock) that is negatively affected by any restatement of the Company’s financial statements as a result of misconduct or fraud. For this purpose, misconduct or fraud includes any circumstance where the forfeiture of an award is required by law, and any other circumstance where the O&C Committee determines in its sole discretion that the individual personally and knowingly engaged in practices that materially contributed to a material noncompliance with any financial reporting requirement, or had knowledge of such material noncompliance or the circumstances giving rise to such noncompliance and failed to take reasonable steps to bring it to the attention of the appropriate individuals within the Company.

Power to Amend.  The Board of Directors of Chicago Bridge may amend, alter or discontinue the Plan at any time without the approval of the shareholders of the Company.

Other Provisions.  ISOs are not transferable unless an award agreement provides for transferability. Restricted stock is not transferable prior to vesting. Performance shares and performance units are not transferable prior to payment except as provided in the Award agreement. However, all such Awards are transferable upon death under the laws of descent and distribution or by the participant’s designation of a beneficiary. In the discretion of the Committee, withholding tax liabilities incident to the exercise of an option or other taxable event may be satisfied by withholding of shares.

New Plan Benefits

The benefits or amounts that will be received by or allocated to executive officers, non-executive directors, and employees other than executive officers, by reason of the Amendment, are not yet determinable. Future awards are in the discretion of the Committee (including, as applicable, the Supervisory Committee), and cannot be determined at this time.

The table below sets forth the number of performance share grants, restricted stock units and options that were granted under the Plan in 2009, through March 9, 2009. The dollar value represents the sum of the grant date fair values in accordance with FAS 123(R) of the respective restricted stock, performance share, and option awards. If the Amended Plan is not approved, the grants will remain outstanding.

2008 LONG-TERM INCENTIVE PLAN

		Number of
Name and Position	Dollar Value	Units

Philip K. Asherman,	$5,135,456	700,731
President and Chief Executive Officer
Ronald A. Ballschmiede,	$1,302,054	190,002
Executive Vice President and Chief Financial Officer
John W. Redmon	$1,128,372	169,150
President — CB&I Lummus
Ronald E. Blum,	$1,015,696	147,311
President — CB&I Steel Plate Structures
James E. Bollweg,	$682,406	100,916
Vice President Operations — CB&I Steel Plate Structures
Executive Group	$12,725,692	1,733,203
Non-Executive Director Group	$—	—
Non-Executive Officer Employee Group	$14,233,892	1,893,767

Tax Aspects of the Amended Plan

The following summarizes the U.S. federal tax consequences generally arising under present law with respect to awards granted under the Amended Plan. The grant of an option creates no tax consequences for a grantee or the Company. In general, the grantee will have no taxable income upon exercising an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. In general, the grantee will realize ordinary income upon exercising a nonqualified option equal to the difference between the option price and the fair market value of shares on the date of the exercise. The Company will be entitled to a deduction for the same amount. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired by exercise of an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired by exercise of an ISO before the applicable ISO holding period has been satisfied.

The award of restricted stock shares or units generally will create no tax consequences for a participant or the Company at the time of the award. The participant will realize ordinary income (and the company will normally be entitled to a corresponding deduction) when the restricted stock shares become freely transferable or the restrictions lapse, whichever occurs first, in the amount of the fair market value of the restricted stock shares at that time. The award of restricted stock units, performance shares and performance units generally will create no tax for a participant or the Company at the time of the award. The participant will realize ordinary income (and the Company will normally be entitled to a corresponding deduction) when the restricted stock units, performance stock or performance units are paid or transferred to the participant in the form of shares (or cash) at the time the units vest or the performance goals are attained. If, however, the restricted stock units, performance shares, or performance units are paid in the form of shares which continue to be nontransferable and subject to a substantial risk of forfeiture, the participant’s tax (and the Company’s deduction) will be incurred (and taken) when those restrictions lapse under the rules for restricted property described above.

The affirmative vote of a majority of the votes cast at the meeting is required to approve the Amendment and the Amended Plan.

THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE CHICAGO BRIDGE & IRON 2008 LONG-TERM INCENTIVE PLAN.

ITEM 10	ADOPTION OF AMENDMENT TO THE CHICAGO BRIDGE & IRON 2001 EMPLOYEE STOCK PURCHASE PLAN

We are asking the Company’s shareholders to approve an amendment to the Company’s 2001 Employee Stock Purchase Plan (the “ESPP”) that will increase the number of shares of common stock authorized for issuance under the ESPP by 3,000,000 shares. The amendment was adopted by the Supervisory Board on February 20, 2009.

As described more fully below, the ESPP allows employees of the Company to purchase shares of common stock of the Company through payroll deductions over quarterly contribution periods. Stock purchases occur on the first business day after the end of the contribution period at a price equal to 85% of the fair market value of the common stock on that date. As originally adopted in 2001, 2,000,000 shares (as adjusted for stock splits effective as of February 1, 2003 and March 31, 2005) were authorized under the ESPP. With the employee stock purchases made in January 2009 this maximum was reached.

The amendment makes additional shares available for the ESPP, subject to shareholder approval; provides that the share purchase for the offering currently in progress for the first quarter of 2009 (which would normally occur on the first business day following March 31, 2009), will not occur until the date of shareholder approval; provides that if the limit on available shares is reached, share purchases of each participant will be reduced pro rata based on the remaining available shares; and provides that the termination of the ESPP upon exhaustion of the authorized shares will not occur if additional shares are authorized.

As of January 1, 2009, the beginning of the current offering period, approximately 17,000 employees were eligible to participate in the ESPP.

Reasons for Seeking Shareholder Approval

Shareholder approval of an amendment increasing the number of shares, within 12 months before or after adoption of the amendment, is required in order to qualify share purchases under the ESPP for the tax benefits under Section 423 of the Internal Revenue Code of 1986 (the “Code”). As described more fully below, Section 423 provides that no income is recognized by the employee at the time the stock is purchased even though the price of the stock is less than its then market price.

If shareholders approve the amendment, the ESPP will continue in effect with the increased number of shares until such shares are exhausted. If shareholders do not approve the amendment, the share purchases made in January 2009 will remain in effect but will not qualify for tax benefits under Section 423 of the Code, no further purchases will occur, and the ESPP will have terminated.

Summary of the Amended Plan

The principal provisions of the amended ESPP are summarized below. This summary is not a complete description of the amended ESPP. Shareholders are urged to read the full text of the ESPP as amended, attached as Annex E to this Proxy Statement, for additional information not contained in this summary.

Purpose.  We believe a key element of our future success will be broad-based stock ownership by all our employees, and providing incentives to become and remain shareholders. The ESPP is a broad-based employee share purchase plan which provides eligible employees, including executive officers, a convenient opportunity to participate in the growth of the Company.

Duration.  The ESPP will remain in effect, subject to the right of the Supervisory Board to amend or terminate the ESPP, until all shares subject to the ESPP have been allotted (unless the ESPP is amended to increase the number of shares available for allotment) or there is a merger, consolidation, transfer of substantially all the assets or a liquidation and the successor does not assume our obligations under the ESPP.

Shares Subject to the ESPP.  Subject to the anti-dilution adjustment described below, a total of 5,000,000 shares will be authorized for sale under the ESPP. This number comprises 2,000,000 shares (as adjusted for stock splits effective as of February 1, 2003 and March 31, 2005) initially authorized under the Plan, plus 3,000,000 new shares authorized by the amendment. If the limit on available shares is reached (without authorization of additional shares), share purchases of each participant will be reduced pro rata based on the remaining available shares and the plan will terminate.

In the event of a stock dividend, stock split or other change in corporate capitalization the number of shares which may be issued under the ESPP, and the number and purchase price of shares subject to outstanding options, will be adjusted in proportion to such increase or decrease in the number of shares.

Eligibility.  Each employee who is either (a) a full time or regular part time employee of the Company or its subsidiary who is paid from a payroll constituting U.S. source income, or (b) an employee of the Company or its subsidiary employed outside the U.S. which has not been excluded from participation by the Company, unless the employee’s participation is prohibited by local law, is eligible to participate in the ESPP. However, no otherwise eligible employee may be granted an option if immediately after that grant such employee owns, or has an option on, five percent (5%) of our shares nor may an employee receive options which will allow the employee to purchase more than $25,000 of market value of such stock in a single year.

Stock Purchases.  An eligible employee may elect to participate in the ESPP. Such election authorizes us to withhold an integral percentage from one percent (1%) to up to eight percent (8%) of his or her compensation, which is accumulated (without interest) in an employee stock purchase account over a quarterly contribution period (a calendar quarter). Generally, the option will automatically be exercised on the first business day on which trading occurs on the New York Stock Exchange, Inc. following the end of each calendar quarter, provided the employee has not left employment. However, as described above, for the first quarter of 2009, the exercise will not occur until the date of shareholder approval of the amendment to the ESPP. The purchase price under the option will be 85% of the composite closing price reported for the exercise date on the New York Stock Exchange, Inc.

Tax Consequences

The ESPP is intended to meet the requirements of Section 423 of the Code for employee stock purchase plans. Under current law, the Federal income tax consequences of receiving options and purchasing shares under the ESPP, and ultimately disposing of such shares, are as follows:

The grantee receives no income subject to tax at the time that an option is granted under the ESPP. Nor does the grantee receive taxable income at the time such option is exercised by the purchase of shares under the ESPP, even though the price of the stock under the option is less than its then market price. We will not be allowed a tax deduction at either of these two times.

After the employee has acquired the stock, tax consequences depend upon the timing of the employee’s disposition of it. If the employee disposes of the stock before the end of two years after the date the option is deemed granted under Section 423, the employee will have made a “disqualifying disposition” and will lose the favorable tax treatment accorded an option holder (explained below). For this purpose, such a disqualifying disposition includes a sale, an exchange, a gift (even to a family member), and any transfer of legal title except transfers by bequest or inheritance or a transfer from a decedent to his or her estate, or a mere pledge or hypothecation. However, transfers of stock to a spouse, to a former spouse incident to a divorce, or into joint ownership with another (with right of survivorship) are not considered a disqualifying disposition. Termination of such joint tenancy during the aforementioned two-year period (except to the extent the employee acquires full ownership of such stock, or in the event of the death of the employee) will constitute a disqualifying disposition.

If the employee makes a disqualifying disposition of the stock, the employee will realize ordinary income in the year of disposition in the amount of the difference between what the employee paid for the stock under the ESPP and its fair market value on the date of exercise of the option to purchase the stock. This is reportable on the employee’s income tax return for the year of disposition, even though such disposition may be a gift or may result in an actual loss. The same amount would then be deductible by us. If the disposition of the stock is by sale, the employee realizes a capital gain or loss depending upon whether the amount realized is more or less than his or her tax basis for the stock, which is the sum of the price paid for the stock and amount included in ordinary income under the first sentence in this paragraph. Whether it is long or short term gain (loss) depends upon the period the stock is held.

If the employee disposes of the stock after the end of two years after the date of the grant of the option, it is not a disqualifying disposition. In such event, the employee realizes ordinary income equal to the lesser of:

(1) 15% of the fair market value of the stock on the purchase date; or

(2) the excess of the price the stock was sold for (or fair market value at the date of disposition, if disposed of by gift or at death) over the price paid for it under the ESPP.

If the disposition of the stock is by sale, the seller also realizes capital gain or loss depending upon whether the amount realized by the seller is more or less than the seller’s tax basis for the stock (the sum of the price paid for the stock and the amount included in ordinary income under the preceding sentence).

Plan Benefits

The benefits that will be received or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. The following table gives the dollar value of the benefit (the 15% discount in the purchase price) and the number of shares purchased under the ESPP for the fiscal year ended December 31, 2008 (including the purchases as of January 2, 2009) for the persons and groups identified below:

2001 EMPLOYEE STOCK PURCHASE PLAN

		Number of
Name and Position	Dollar Value	Units

Philip K. Asherman,	$—	—
President and Chief Executive Officer
Ronald A. Ballschmiede,	$4,412	717
Executive Vice President and Chief Financial Officer
John W. Redmon	$—	—
President — CB&I Lummus
Ronald E. Blum,	$—	—
President — CB&I Steel Plate Structures
James E. Bollweg,	$—	—
Vice President Operations— CB&I Steel Plate Structures
Executive Group	$12,027	2,334
Non-Executive Director Group	$—	—
Non-Executive Officer Employee Group	$1,886,195	629,331

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued under the 2008 Long-Term Incentive Plan (“LTIP”) and the ESPP as of December 31, 2008. Information for the ESPP reflects the options for the fourth quarter of 2008, which were exercised January 2, 2009, based on the number of shares and exercise price as determined January 2, 2009.

		Number of		Number of
		Securities to be	Weighted Average	Securities
		Issued Upon	Exercise Price of	Remaining Available
		Exercise of	Outstanding	for Future Issuance
		Outstanding	Options, Warrants	Under Equity
Plan Category		Warrants and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders	ESPP	307,698	$8.99	—
	LTIP	1,394,538	$15.90	3,964,522
Equity compensation plans not approved by security holders		None	None	None
Total		1,702,236	$14.65	3,964,522

The affirmative vote of a majority of the votes cast at the meeting is required to approve the amendment to the Chicago Bridge & Iron 2001 Employee Stock Purchase Plan.

THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CHICAGO BRIDGE & IRON 2001 EMPLOYEE STOCK PURCHASE PLAN.

ITEM 11	EXTENSION OF AUTHORITY OF SUPERVISORY BOARD TO ISSUE SHARES, TO GRANT THE RIGHT TO ACQUIRE SHARES AND TO LIMIT OR EXCLUDE PREEMPTIVE RIGHTS UNTIL MAY 7, 2014

At the Annual Meeting, you will be asked to resolve on a further extension of the designation of the Supervisory Board to issue shares and/or grant rights to acquire shares (including options to subscribe for shares), never to exceed the number of authorized but unissued shares, and to limit or exclude preemptive rights in respect of the issuance of shares or the grant of the right to acquire shares, for a five-year period from the date of the Annual Meeting until May 7, 2014. Under the laws of the Netherlands and our Articles of Association, shareholders have a pro rata preemptive right to subscribe for any shares issued for cash unless such right is limited or excluded. Shareholders have no preemptive right with respect to any shares issued for consideration other than cash or pursuant to certain employee share plans. Shareholders also have a pro rata preemptive right to participate in any grant of the right to acquire shares for cash, other than certain grants under employee share plans.

If designated for this purpose at the Annual Meeting, the Supervisory Board will have the power to issue and/or grant rights to acquire shares (including options to subscribe for shares), never to exceed the number of authorized but unissued shares, and to limit or exclude preemptive rights with respect to the issuance of shares or the grant of the right to acquire shares. Such a designation may be effective for up to five years and may be renewed on an annual rolling basis. At the 2008 annual meeting, the shareholders designated the Supervisory Board for a five-year period to issue shares and/or grant rights to acquire shares (including options to subscribe for shares) and to limit or exclude preemptive rights with respect to the issuance of shares or the grant of the right to acquire shares. This five-year period will expire on May 8, 2013.

If this proposal is approved by shareholders, the Supervisory Board will have the authority to issue shares at such price (but not less than par value), and upon such terms and conditions, as the Supervisory Board in its discretion deems appropriate, based on the Supervisory Board’s determination of what is in the best interests of the Company at the time shares are issued or the right to acquire shares is granted. The Supervisory Board will also, if this proposal is approved by shareholders, have the authority to exclude pre-emptive rights with respect to any issuance of shares or grant of the right to acquire shares, in the event that the Supervisory Board in its discretion believes that exclusion of pre-emptive rights with respect to any issuance of shares, or grant of the right to acquire shares, is in the best interests of the Company.

The authority of the Supervisory Board to issue shares would be subject to compliance with the applicable rules of the New York Stock Exchange.

The affirmative vote of a majority of the votes cast at the Annual Meeting, or the affirmative vote of two-thirds of the votes cast if less than 50% of the issued capital is represented at the meeting, is required to extend the authorization of the Supervisory Board to issue and/or to grant rights to acquire shares (including options to subscribe for shares) and to limit or exclude preemptive rights for a five-year period from the date of the Annual Meeting until May 7, 2014.

THE SUPERVISORY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DESIGNATION OF THE SUPERVISORY BOARD TO ISSUE AND/OR GRANT RIGHTS TO ACQUIRE SHARES (INCLUDING OPTIONS TO SUBSCRIBE FOR SHARES) AND TO LIMIT OR EXCLUDE PREEMPTIVE RIGHTS UNTIL MAY 7, 2014.

ITEM 12	DISCUSSION OF DIVIDEND POLICY

Under the Dutch Corporate Governance Code, we are required to provide shareholders with an opportunity at our Annual Meeting to discuss our dividend policy and any major changes in that policy. Shareholders will not be entitled to adopt a binding resolution determining our future dividend policy.

Pursuant to our Articles of Association, the Management Board, with the approval of the Supervisory Board, may determine that an amount shall be reserved out of our annual profits. The portion of our annual profits that remains after such reservation is at the disposal of the general meeting of shareholders. Out of our share premium reserve and other reserves available for shareholder distributions under the laws of the Netherlands, the general meeting of shareholders may declare distributions upon the proposal of the Management Board (after approval by the Supervisory Board). We may not pay dividends if the payment would reduce shareholders’ equity below the aggregate nominal value of our common shares outstanding, plus the reserves required to be maintained pursuant to Dutch law or our Articles of Association. Although under Dutch law dividends are generally paid annually, the Management Board, with the approval of the Supervisory Board may, subject to certain statutory provisions, distribute one or more interim dividends or other interim distributions before the accounts for any year have been approved and adopted at a general meeting of shareholders in anticipation of the final dividend or final distribution. Cash dividends and distributions that have not been collected within five years after the date on which they become due and payable shall revert to the Company.

As a result of the global economic turmoil, our Management Board and our Supervisory Board have taken several proactive measures intended to preserve and enhance the Company’s financial flexibility. In addition to planned cost reductions and lower capital expenditures, we suspended the quarterly dividend effective in the first fiscal quarter of 2009. Our Management Board and Supervisory Board will periodically evaluate dividends in the future based upon general business conditions, legal and contractual restrictions on the payment of dividends and other factors.

We have declared and paid in the past regular quarterly cash dividends or distributions on our common shares; however, there can be no assurance that any such dividends or distributions will be declared or paid. The payment of dividends or distributions in the future will be subject to the discretion of our shareholders (in the case of annual dividends), our Management Board and our Supervisory Board and will depend upon general business conditions, legal and contractual restriction on the payment of dividends or distributions, and other factors. We will pay any cash dividends or distributions in U.S. dollars. Any cash dividends or distributions payable to holders of shares registered in our New York registry will be paid to The Bank of New York as New York Transfer Agent and Registrar.

SHAREHOLDER PROPOSALS

Any proposal of a shareholder intended to be presented at the 2010 Annual Meeting of Shareholders must be received at our principal executive offices no later than November 28, 2009 if the proposal is to be considered for inclusion in our proxy statement relating to such meeting, without prejudice to the shareholders’ rights to cause a general meeting of shareholders to be convened under article 34.2 of our Articles of Association and without prejudice to shareholders’ rights under Dutch law to cause certain items to be placed on the agenda for Annual Meetings. Proposals from shareholders for next year’s annual meeting received at our principal executive offices after February 23, 2010 will be considered untimely. With respect to such proposals, we will vote all shares for which the Company has received proxies in the interest of the Company as determined in the sole discretion of its proxies.

By Order of the Board of Supervisory Directors

/s/  Jerry H. Ballengee
Non-Executive Chairman of the Board of Supervisory Directors

The Hague, The Netherlands
March 27, 2009

ANNEX A

Deed of Amendment to the Articles of Association

A-1

ATTORNEYS AT LAW, TAX ADVISORS AND CIVIL-LAW NOTARIES	Baker & McKenzie Amsterdam N.V. Claude Debussylaan 54 P.O. Box 2720 1000 CS Amsterdam The Netherlands

2009.000241.01.02/JPA/ANE	Tel: +31 20 551 7555 Fax: +31 20 626 7949 www.bakernet.com

DEED OF AMENDMENT TO THE ARTICLES OF ASSOCIATION
CHICAGO BRIDGE & IRON COMPANY N.V.

On this day, the           day of           two thousand nine, appeared before me, Johannes Cornelis Christiaan Paans, a civil-law notary in Amsterdam, hereinafter referred to as: “notary”:

<Baker & McKenzie employee>

The appearing person declared as follows:

The public limited company: CHICAGO BRIDGE & IRON COMPANY N.V., with corporate seat in Amsterdam and with office address at Oostduinlaan 75, 2596 JJ The Hague, hereinafter referred to as: the “company”, were most recently amended by notarial deed executed before Johannes Cornelis Christiaan Paans, a civil-law notary in Amsterdam, on the twenty-ninth day of May two thousand eight. The certificate of no-objection required by law was obtained with respect to a draft of said deed, by the order of the twenty-third day of May two thousand eight, number N.V. 579.328.

The company’s articles of association now read as set forth upon the execution of the aforementioned deed of amendment to the articles of association of the company.

On the           day of           two thousand nine, the general meeting of shareholders of the company resolved to amend the company’s articles of association. A copy of the minutes of the aforementioned general meeting is attached to this deed.

At the above-mentioned meeting, the appearing person was given authority, among other things, to apply for the certificate of no-objection required by law with respect to the approved amendments to the company’s articles of association and to execute and sign the deed of amendment to the articles of association.

The ministerial certificate of no-objection required by law was obtained by the order of the           day of           two thousand nine, number N.V. 579.328, which statement is attached to this deed.

In order to execute the resolution to amend the company’s articles of association, the appearing person subsequently declared that she hereby amends the company’s articles of association in such a manner that Article 21 paragraph 4 of the company’s articles of association shall henceforth read as follows:

“Article 21. Suspension and dismissal. Retirement.

4. Every member of the supervisory board shall retire no later than on the day on which the annual meeting is held in the financial year following the year during which he reaches the age of seventy-two.”

Final Provision

The underlined headings in this deed have been included for ease of reference only.

The appearing person is known to me, notary,

WITNESSETH THIS DEED,

the original of which was drawn up and executed in Amsterdam on the date in the first paragraph of this deed. The substance of this deed was stated and clarified to the appearing person. The appearing person declared that she had taken note of the content of this deed timely before its execution, agreed to its content and did not require a full reading of this deed. Subsequently, after limited reading in accordance with the law, this deed was signed by the appearing person and me, notary.

A-2

ANNEX B

2009 Amendment
to the
Chicago Bridge & Iron
2008 Long-Term Incentive Plan

The Board of Directors of Chicago Bridge & Iron Company, a Delaware corporation (CB&I), pursuant to the right reserved in the Company’s 1999 Long-Term Incentive Plan, as previously amended and approved by the shareholders of the Company on May 8, 2008 (the “Plan”), hereby further amends the Plan as follows:

1  Section 4.1 of the Plan is amended to read as follows:

4.1. Number of Shares Available For Grants.  Subject to adjustment as provided in Section 4.3 herein, the number of Shares reserved for issuance to Participants under the Plan is 4,563,382, comprising 563,382 Shares available under the Plan immediately before the date of approval of the 2009 amendment to the Plan by the shareholders of the Company (the “2009 Approval Date”), and 4,000,000 new Shares approved for issuance to Participants under the Plan as of the 2009 Approval Date. The maximum aggregate number of Shares with respect to which Awards may be granted in any fiscal year to any Participant in the form of Stock Options is 1,000,000. The maximum aggregate number of Shares with respect to which Awards may be granted in the form of Restricted Stock Shares, Restricted Stock Units, Performance Shares and Performance Units combined in any fiscal year to any Participant is 500,000.

2. The amendments made by paragraph 1 shall be effective on the date of, and subject to, the approval of this 2009 Amendment to the Plan by the shareholders of the Company.

B-1

ANNEX C

Chicago Bridge & Iron
2008 Long-Term Incentive Plan, as Amended

C-i

C-ii

C-iii

Chicago Bridge & Iron

2008 Long-Term Incentive Plan

Article 1. — Establishment, Objectives and Duration

1.1.  Establishment of the Plan.  Chicago Bridge & Iron Company, a Delaware corporation (“CB&I”), a wholly owned subsidiary of Chicago Bridge & Iron Company N.V., a Netherlands corporation (the “Company”), hereby establishes an incentive compensation plan to be known, effective upon the approval of the 2008 amendment to the Plan by the shareholders of the Company, as the “Chicago Bridge & Iron Company 2008 Long-Term Incentive Plan” (the “Plan”), as set forth in this document, as amended. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock Shares, Restricted Stock Units, Performance Shares and Performance Units.

1.2.  Objectives of the Plan.  The objectives of the Plan are to optimize the profitability and growth of CB&I, the Company and their respective Subsidiaries, through incentives which are consistent with CB&I’s goals and which link the personal interests of Participants to those of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to CB&I in its ability to motivate, attract, and retain the services of Participants who make significant contributions to CB&I’s success and to allow Participants to share in the success of CB&I.

1.3.  Duration of the Plan.  The Plan shall become effective as of May 1, 2008 (the “Effective Date”), subject to its approval by the shareholders of the Company, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2. — Definitions

Whenever and wherever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1.  “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

2.2.  “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock Shares, Restricted Stock Units, Performance Shares or Performance Units.

2.3.  “Award Agreement” means an agreement setting forth the terms and provisions applicable to an Award granted to a Participant under this Plan.

2.4.  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5.  “Board” or “Board of Directors” means the Board of Directors of CB&I.

2.6.  “CB&I” means Chicago Bridge & Iron Company, a Delaware corporation and the sponsor of the Plan.

2.7.  “Change in Control” unless otherwise defined in the Award Agreement or other written agreement between the Participant and the Company (or CB&I or the Committee), will be deemed to have occurred:

(a) Any Person, other than the Company, any Subsidiary or any employee benefit plan (or related trust) of the Company or any such Subsidiary, becomes the Beneficial Owner of 25% or more of the total voting power of the Company’s outstanding securities;

(b) During any period of two years or less, individuals who at the beginning of such period constituted the Supervisory Board of the Company cease for any reason to constitute at least a majority thereof; provided that any new member of the Supervisory Board who is nominated for election to the Supervisory Board with the approval of at least 75% of the other members then still in office who were members at the beginning of the period shall be considered for purposes of this paragraph (b) as having been a member at the beginning of such period; or

(c) Upon the consummation of (i) any merger or other business combination of the Company with or into another corporation pursuant to which the persons who were the shareholders of the Company immediately before such consummation do not own, immediately after such consummation, more than 70% of the voting power and the value of the stock of the surviving corporation in substantially the same respective proportions as their ownership of the common stock of the Company immediately prior to such consummation, or (ii) the sale, exchange or other disposition of all or substantially all the consolidated assets of the Company.

2.8.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9.  “Committee” means the Committee appointed by the Board to administer the Plan as provided in Article 3 herein or, to the extent it functions as the Committee as provided in Article 3 herein, the Organization and Compensation Committee of the Supervisory Board.

2.10.  “Company” means Chicago Bridge & Iron Company N.V., a Netherlands corporation, including, as may be applicable to the context, any and all Subsidiaries and Affiliates, and any successor thereto.

2.11.  “Director” means any individual who is a member of the Board of Directors of CB&I or any Subsidiary or Affiliate.

2.12.  “Disability” shall mean a mental or physical condition of a Participant which the Committee, on the basis of information satisfactory to it, finds to be a permanent condition which renders such member unfit to perform the duties of an Employee, as such duties shall be determined by the Committee. Any determination of whether any condition of a Participant constitutes Disability shall be made under rules uniformly applied to all Participants.

2.13.  “Effective Date” shall have the meaning ascribed to such term in Section 1.3 hereof.

2.14.  “Employee” means any employee of CB&I or the Company or their respective Subsidiaries and Affiliates. Directors who are not employed by any of the foregoing shall not be considered Employees under this Plan.

2.15.  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16.  “Fair Market Value” of Shares as of any date shall be determined on the basis of the closing sale price of Shares on the principal securities exchange on which the Shares are traded or if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.17.  “Fiscal Year” means a fiscal year of CB&I.

2.18.  “Incentive Stock Option” or “ISO” means an option to purchase Shares which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422, granted to a Participant pursuant to Article 6 herein.

2.19.  “Named Executive Officer” means a Participant who, as of the last date of a taxable year of CB&I, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.20.  “Nonemployee Director” means an individual who is a member of the Supervisory Board but who is not an Employee.

2.21.  “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares which is not intended to meet the requirements of Code Section 422, granted to a Participant pursuant to Article 6 herein.

2.22.  “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.23.  “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24.  “Optionee” means the Participant or, if the Participant has died, his or her Beneficiary, or other person determined under Section 6.9, entitled to exercise any Option.

2.25.  “Participant” means an Employee, Nonemployee Director or nonemployee consultant to the Company who has outstanding an Award.

2.26.  “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.27.  “Performance Share” means an Award providing for the payment of a variable number of Shares depending on the achievement of performance goals, granted to a Participant pursuant to Article 8 herein.

2.28.  “Performance Unit” means an Award providing for the payment of an amount based on either the Fair Market Value of Shares or the appreciation in Fair Market Value of Shares upon the achievement of performance goals, granted to a Participant, pursuant to Article 8 herein.

2.29.  “Period of Restriction” means the period during which the transfer of Restricted Stock Shares or Restricted Stock Units is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events, as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

2.30.  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

2.31.  “Restricted Stock” means Restricted Stock Shares or Restricted Stock Units.

2.32.  “Restricted Stock Shares” means Shares which are issued and awarded to Participants subject to a substantial risk of forfeiture and restrictions on such Shares during the Period of Restriction as provided in Article 7 herein.

2.33.  “Restricted Stock Unit” means a bookkeeping unit that represents the right of a Participant to be issued and to receive a Share upon lapse of risks of forfeiture and restrictions on such Units during the Period of Restriction.

2.34.  “Retirement” means (i) a termination of employment after age 55 and at least a 10 year period of employment by CB&I or the Company or their respective present or former Subsidiaries or Affiliates, or a 30-year period of such employment, or age 65, or (ii) solely in the case of an individual who terminates service as a Nonemployee Director or service as a nonemployee consultant to the Company, such termination following the term of a Nonemployee Director or a resignation required by age limitation, or the expiration of the term of a consulting agreement; provided, however, that the Committee as part of an Award Agreement or otherwise may provide that for purposes of this Section, a Participant may be credited with such additional years of age and employment as the Committee in its sole discretion shall determine is appropriate, and may provide such additional or different conditions for Retirement as the Committee in its sole discretion shall determine is appropriate.

2.35.  “Shares” means shares of common stock of the Company.

2.36.  “Subsidiary” means any corporation in which CB&I or the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which CB&I or the Company owns at least 50% of the combined equity thereof.

2.37.  “Supervisory Board” means the Supervisory Board of the Company.

2.38.  “Vesting Date” means with respect to Restricted Stock and Restricted Stock Units the date (if any) on which the risks of forfeiture and restrictions on such Restricted Stock Shares or Units during the Period of Restriction have terminated (by their terms or by other action of the Committee consistent with this Plan) and all other conditions or restrictions applicable to such Restricted Stock Shares or Units have been satisfied.

Article 3. — Administration

3.1.  The Committee.  The Plan shall be administered by a Committee, the members of which shall be appointed from time to time by, and shall serve at the discretion of, the Board; provided, however, that (i) with respect to grants and Awards made or to be made to or held by any member of such Committee or any Named Executive Officer , the Plan shall be administered by the Organization and Compensation Committee of the Supervisory Board; and (ii) the Organization and Compensation Committee of the Supervisory Board may in its sole discretion exercise directly any power, right, duty or function of the Committee, including but not limited to the grant or amendment of an Award to any Employee, Nonemployee Director or nonemployee consultant to the Company.

3.2.  Authority of the Committee.  Except as limited by law or by the Certificate of Incorporation or Bylaws of CB&I, and subject to the provisions herein, the Committee shall have full power to select Employees, Nonemployee Directors and nonemployee consultants to the Company who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan administration as they apply to Employees; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as specified herein.

3.3.  Decisions Binding.  All determinations and decisions made by the Committee pursuant to the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including CB&I, the Company, their respective shareholders, Directors, members of the Supervisory Board, Employees, Participants, and their estates and beneficiaries.

Article 4. — Shares Subject to the Plan and Maximum Awards

4.1.  Number of Shares Available for Grants.  Subject to adjustment as provided in Section 4.3 herein, the number of Shares reserved for issuance to Participants under the Plan is 4,563,382, comprising 563,382 Shares available under the Plan immediately before the date of approval of the 2009 amendment to the Plan by the shareholders of the Company (the “2009 Approval Date”), and 4,000,000 new Shares approved for issuance to Participants under the Plan as of the 2009 Approval Date. The maximum aggregate number of Shares with respect to which Awards may be granted in any fiscal year to any Participant in the form of Stock Options is 1,000,000. The maximum aggregate number of Shares with respect to which Awards may be granted in the form of Restricted Stock Shares, Restricted Stock Units, Performance Shares and Performance Units combined in any fiscal year to any Participant is 500,000.

4.2.  Forfeited and Reacquired Shares.  If any Shares subject to any Award are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If Shares are applied to pay the Option price upon exercise of an Option or to satisfy federal, state or local tax withholding requirements pursuant Section 15.2, the Shares so applied shall be added to the Shares permitted under the limitations of Section 4.1 in determining the number of Shares remaining for issuance and for grants of Awards with respect to such Shares under the Plan.

4.3.  Adjustments in Authorized Shares.  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, or any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, the Committee shall adjust the number and class of Shares which may be issued under Section 4.1 and in the limitation of Section 4.1 on grants of Awards with respect to Shares, in the number, class and/or price of Shares subject to outstanding Awards, as the Committee in its sole discretion determines to be appropriate and equitable to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

4.4.  Fractional Shares.  No fractional Shares shall be issued to Participants under the Plan. If for any reason an Award or adjustment thereto would otherwise result in the issuance of a fractional Share to a Participant, the Company shall pay the Participant in cash the Fair Market Value of such fractional Share.

Article 5. — Eligibility and Participation

5.1.  Eligibility.  Persons eligible to participate in this Plan include all Employees who are in salary grades 16 and above, including Employees who are members of the Board, Nonemployee Directors, and nonemployee consultants performing services for the Company.

5.2.  Actual Participation.  Subject to the terms and provisions of the Plan, the Committee may, from time to time, select from all eligible individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. — Stock Options

6.1.  Grant of Options.  Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants in such number, and upon such terms, and at any time and from time to time, as the Committee in its discretion may determine; provided, however, that no Option intended to be an ISO may be granted to a Nonemployee Director or nonemployee consultant to the Company. The date an Option is granted shall be the day on which the Committee acts to award a specific number of Shares to a Participant at a specific Option Price, and shall be specified in each Award Agreement.

6.2.  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether or not the Option is intended to be an ISO.

6.3.  Option Price.  The Option Price for each grant of an Option under this Plan shall be at least equal to 100% of the Fair Market Value of a Share on the date the Option is granted.

6.4.  Duration of Options.  Each Option shall expire at such time (not later than the 10th anniversary of its date of grant) as the Committee shall determine at the time of grant. If an Award Agreement does not specify an expiration date, the Option shall expire on the 10th anniversary of its date of grant.

6.5.  Exercise of Options.  Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6.  Payment.  If the Award Agreement does not otherwise specify the manner of exercise, Options shall be exercised by the delivery of a written notice of exercise to CB&I identifying the Option(s) being exercised, completed by the Optionee and delivered during regular business hours to the office of the Secretary of CB&I, or sent by certified mail to the Secretary of CB&I, accompanied by a negotiable check or other cash equivalent in full payment for the Shares. A copy of such notice of exercise shall also be delivered by the Optionee to the office of the Secretary of the Company.

In the discretion of the Committee and as set forth in the Award Agreement, the Optionee may pay the Option Price to CB&I upon exercise of any Option by tendering previously acquired Shares which have been held by the Optionee for at least six months and which have an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or by a combination of such Shares and a check or other cash equivalent.

The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or exercise by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, CB&I shall deliver, or have delivered, to the Optionee, in the Optionee’s name, certificates for an appropriate number of Shares based upon the number of Shares purchased under the Option(s).

6.7.  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable securities laws and under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded.

6.8.  Termination of Employment.  Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment as an Employee or service as a Nonemployee Director or service as a nonemployee consultant to the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.

6.9.  Nontransferability of Options.

(a) Incentive Stock Options.  No ISO may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or by designation of a Beneficiary in accordance with Article 10.

(b) Nonqualified Stock Options.  Except as otherwise provided in a Participant’s Award Agreement, no NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or by designation of a Beneficiary in accordance with Article 10.

Article 7. — Restricted Stock

7.1.  Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee may grant Awards of Restricted Stock Shares or Restricted Stock Units to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall in its discretion determine.

7.2.  Restricted Stock Agreement.  Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify whether the grant is an Award of Restricted Stock Shares or Restricted Stock Units, the Period(s) of Restriction, the number of Shares or Units of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3.  Transferability.  Except as otherwise provided in this Article 7, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated; and Restricted Stock Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. Except as otherwise provided in this Article 7, Restricted Stock Shares shall become freely transferable by the Participant upon the Vesting Date, and Shares issued in respect of Restricted Stock Units shall be freely transferable by the Participant upon issuance to the Participant on or after the Vesting Date.

7.4.  Other Restrictions.  The Committee may impose such other conditions and/or restrictions on any Shares or Units of Restricted Stock granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price at a stipulated time for each Share or Unit of Restricted Stock, restrictions and conditions of vesting or forfeiture based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

If the Restricted Stock Award is made in Restricted Stock Shares, CB&I shall retain the certificates representing Shares in CB&I’s possession until the Vesting Date. If the Restricted Stock Award is made in Restricted Stock Units, no Shares shall be issued until the Vesting Date, but Shares shall be issued in respect of such Units as of the Vesting Date. In either case, certificates for Shares shall be delivered to the Participant on or as soon as practicable after the Vesting Date, but in no event later than the 15th day of the third month following the end of the taxable year of the Participant in which the Vesting Date occurs.

7.5.  Voting Rights.  Unless otherwise provided in the Award Agreement, Participants awarded Restricted Stock Shares hereunder which have not been forfeited may exercise full voting rights with respect to those Shares during the Period of Restriction. Restricted Stock Units shall not confer any voting rights (unless and until Shares are issued therefor on or after the Vesting Date).

7.6.  Dividend and Other Distributions.  Unless otherwise provided in the Award Agreement, if during the Period of Restriction prior to a Vesting Date or forfeiture of Restricted Stock:

(a) Cash dividends are paid on Shares, (i) the Company shall pay Participants holding Restricted Stock Shares the regular cash dividends paid with respect to the Shares; and (ii) the Company shall pay Participants holding Restricted Stock Units an amount equal to the cash dividends paid on an equivalent number of Shares;

(b) Dividends in Shares are paid in Shares, (i) Participants holding Restricted Stock Shares shall be credited with such dividends as additional Restricted Stock Shares subject to the same restrictions as the underlying Shares; and (ii) Participants holding Restricted Stock Units shall be credited with additional Restricted Stock Units equivalent to such dividends, subject to the same restrictions as the underlying Units.

The Committee may in its discretion apply any restrictions to the dividends that the Committee deems appropriate.

7.7.  Termination of Employment.  Except as otherwise provided in the Award Agreement, if the Participant’s employment as an Employee or service as a Nonemployee Director or nonemployee consultant to CB&I or the Company or their respective Subsidiaries and Affiliates terminates for any reason during the Period of Restriction, all Restricted Stock as to which the Period of Restriction has not yet expired or as to which a Vesting Date has not otherwise occurred shall be forfeited. The Committee in its discretion may set forth in the Award Agreement the extent to which the Participant shall nevertheless have the right to receive vested unrestricted Shares at or after termination of the Participant’s employment as an Employee or service as a Nonemployee Director or nonemployee consultant. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares or Units of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

7.8.  Rights Personal to Participant.  All rights prior to the Vesting Date with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant’s death prior to the Vesting Date, to the Beneficiary designated in accordance with Article 10.

Article 8. — Performance Units and Performance Shares

8.1.  Grant of Performance Units/Shares.  Subject to the terms and provisions of the Plan, the Committee may grant Awards of Performance Units and/or Performance Shares to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall in its discretion determine.

8.2.  Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.”

8.3.  Earning of Performance Units/Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4.  Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares shall be made in a single lump sum, as soon as practicable after the Committee has certified the number of Performance Units/Shares earned for the Performance Period, but in no event later than the 15th day of the third month following the end of the taxable year of the Participant in which the Participant’s rights to such Units/Shares have become vested and nonforfeitable. Subject to the terms of this Plan and except as otherwise provided in an Award Agreement, the Committee shall pay earned Performance Shares in Shares but may in its sole discretion pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value as of the date of distribution of the number of earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

Unless otherwise provided in the Award Agreement, Participants shall be entitled to receive any dividends paid with respect to Shares which have been earned in connection with grants of Performance Units/Shares but not yet distributed to Participants, such dividends to be subject to the same terms and conditions as apply to dividends earned with respect to Restricted Stock, as set forth in Section 7.6 herein.

8.5.  Termination of Employment Due to Death, Disability, or Retirement.  Unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, in the event the employment or service as a Nonemployee Director or nonemployee consultant of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares in a reduced amount prorated according to the ratio of the length of Participant’s employment or service in the Performance Period to the length of the Performance Period, as specified by the Committee in its discretion. Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement, but in no event later than the 15th day of the third month following the end of the taxable year of the Participant in which the Participant’s rights to such Units/Shares have become vested and nonforfeitable. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment or service during the applicable Performance Period.

8.6.  Termination of Employment for Other Reasons.  In the event that a Participant’s employment or service terminates for any reason other than those reasons set forth in Section 8.5 herein, all Performance Units/Shares shall be forfeited by the Participant to CB&I unless determined otherwise by the Committee, as set forth in the Participant’s Award Agreement.

8.7.  Nontransferability.  Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution or by designation of a Beneficiary in accordance with Article 10. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Article 9. — Performance Measures

The performance measure(s) to be used for purposes of Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception shall be chosen from among operating income, earnings (either before or after any of interest, taxes, depreciation and amortization), net income (before or after taxes), after-tax return on investment, sales, revenues, earnings per share (excluding special charges, as reported to shareholders), total shareholder return, return on equity, total business return, return of invested capital, operating cash flow, free cash flow, economic value added, new business taken (measured by revenues, net income or operating income), and contract backlog, in each case where applicable determined either on a Company-wide basis or in respect of any one or more business units, including any fixed combination of those performance measures and using target levels or target growth rates of any of those performance measures.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards to Named Executive Officers, which are designed to qualify for the Performance-Based Exception, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

In the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 10. — Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid, to exercise any Stock Option, or succeed to the ownership of any Restricted Stock Performance Units/Shares or other Award as provided in this Plan, in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 11. — Recovery of Certain Awards

If any of the Company’s financial statements are required to be restated as a result of misconduct or fraud, the Company at the direction of the Organization and Compensation Committee of the Supervisory Board (“O&C Committee”) in its sole discretion may recover all or any portion of any Award that was paid (or in the case of any stock Award, the value of which was realized by sale of the stock) based on the financial results that were negatively affected by such restatement. For this purpose, misconduct or fraud includes any circumstance where forfeiture of an Award is required by law, and any other circumstance where the O&C Committee determines in its sole discretion that a Participant (i) personally and knowingly engaged in practices that materially contributed to a material noncompliance with any financial reporting requirement, or (ii) had knowledge of such material noncompliance or the circumstances giving rise to such noncompliance and failed to take reasonable steps to bring it to the attention of the appropriate individuals within the Company.

Article 12. — Rights of Employees

12.1.  Employment.  Nothing in the Plan shall interfere with or limit in any way the right of CB&I to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of CB&I.

12.2.  Participation.  No Employee, Nonemployee Director or nonemployee consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 13. — Change in Control

13.1.  Treatment of Outstanding Awards.  Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless otherwise provided in an Award Agreement or other written agreement between a Participant and the Company (or CB&I or the Committee), then with respect to each Award outstanding on the date of the Change in Control:

(a) Any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

(b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse;

(c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within 30 days following the effective date of the Change in Control an amount based upon an assumed achievement of all relevant performance goals.

13.2.  Termination, Amendment, and Modifications of Change-in-Control Provisions.  Notwithstanding any other provision of this Plan or any provision of any Award Agreement, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of Change in Control to affect adversely any Award theretofore granted without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Board, upon recommendation of the Committee, may terminate, amend, or modify this Article 13 at any time and from time to time prior to the date of a Change of Control.

Article 14. — Amendment, Modification, and Termination

14.1.  Amendment, Modification, and Termination.  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

14.2.  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting CB&I or the Company, or the financial statements of CB&I or the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

14.3.  Awards Previously Granted.  The Committee may amend or modify any outstanding Award Agreement in any manner consistent with this Plan for an original Award Agreement, provided, however, that no amendment or modification of an Award Agreement shall adversely affect in any material way the Award previously granted without the written consent of the Participant holding such Award. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted without the written consent of the Participant holding such Award.

Article 15. — Withholding

15.1.  Tax Withholding.  CB&I shall have the power and the right to deduct or bwithhold, or require a Participant to remit to CB&I, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

15.2.  Share Withholding.  With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having CB&I withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 16. — Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by CB&I against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim action, suit, or proceeding to which he or she may be party or in which he or she may be involved by reasons of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with CB&I’s approval, or paid by him or her in satisfaction of any judgment of any such action, suit, or proceeding against him or her, provided he or she shall give CB&I an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Association, CB&I’s Certificate of Incorporation or Bylaws, any agreement, as a matter of law, or otherwise, or any power that CB&I may have to indemnify them or hold them harmless.

Article 17. — Successors

All obligations of CB&I under the Plan with respect to Awards granted hereunder shall be binding on any successor to CB&I, whether such successor arises as a result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of CB&I.

Article 18. — Legal Construction

18.1.  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2.  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3.  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.4.  Securities Law Compliance.  Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act (or any successor rule). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

18.5.  Governing Law.  To the extent not preempted by federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Illinois, without regard to its provisions regarding conflict of laws.

ANNEX D

2009 Amendment to Chicago Bridge & Iron 2001
Employee Stock Purchase Plan

D-1

2009 Amendment
to the
Chicago Bridge & Iron
2001 Employee Stock Purchase Plan

The Supervisory Board of Chicago Bridge & Iron Company N.V., a Netherlands corporation (the “Company”), pursuant to the right reserved in Article VI of the Company’s 2001 Employee Stock Purchase Plan (the “Plan”), hereby amends the Plan as follows:

1.  Section 1.10 of the Plan is amended to read as follows:

1.10 PURCHASE DATE:  The first regular business day on which trading occurs on the New York Stock Exchange following the end of each calendar quarter; provided, however, that for the Contribution Period in the first calendar quarter of 2009, the “Purchase Date” shall be the date the shareholders of the Company approve an increase in the number of shares authorized under the Plan by 3,000,000 shares.

2.  Section 4.04 of the Plan is amended to read as follows:

4.04  STOCK AVAILABLE FOR OPTIONS:  All shares of common stock of the Company from time to time held in the treasury of the Company, and authorized but presently unissued shares of common stock of the Company, but in any event limited to a total of 5,000,000 shares (comprising 2,000,000 shares (after adjustment for stock splits effective as of February 1, 2003 and March 31, 2005) initially authorized under the Plan, plus 3,000,000 new shares authorized by amendment effective as of December 31, 2008) shall be available for option and sale pursuant to this Plan. Shares allotted for option and sale pursuant to this Plan for which the right to purchase has expired shall be deemed available for reallotment for option and sale in ensuing Contribution Periods and on subsequent Purchase Dates, as if such shares had never been so allotted.

3.  A new Section 4.05 is added to the Plan to read as follows:

4.05  EFFECT OF OVERALLOTMENT.  If at any time shares of common stock authorized for purposes of the Plan shall not be available in sufficient number to meet the purchase requirements under all outstanding options (subject, however, to any amendment increasing the number of shares to be allotted under the Plan), the Plan Administrator shall apportion the remaining available shares among Participants eligible to purchase shares as provided in Section 4.01 (for whom a withdrawal pursuant to Section 4.03 or a termination of employment pursuant to Section 5.04 has not occurred) on a pro rata basis in proportion to such Participants’ contributions withheld during or paid for the applicable Contribution Period, and refund the unapplied balance of such contributions to the affected Participants as soon as administratively practicable after such apportionment. The Plan Administrator shall give notice of any such apportionment and refund to each such Participant.

4.  Subsection (a) of Article VII of the Plan is amended to read as follows:

(a) whenever no shares remain to be allotted under the Plan (subject, however, to any amendment increasing the number of shares to be allotted under the Plan); or

5.  The amendments made by paragraphs 1, 2 and 4 shall be effective December 31, 2008. The amendment made by paragraph 3 shall be effective March 31, 2009.

D-2

ANNEX E

Chicago Bridge & Iron 2001
Employee Stock Purchase Plan, as Amended

CHICAGO BRIDGE & IRON
2001 EMPLOYEE STOCK PURCHASE PLAN
(Effective July 1, 2001, as Amended)

ARTICLE I: DEFINITIONS		E-1
1.01	COMPANY	E-1
1.02	COMPENSATION	E-1
1.03	CONTRIBUTION PERIOD	E-1
1.04	INCLUDED EMPLOYEE	E-1
1.05	MARKET VALUE	E-1
1.06	PLAN	E-1
1.07	PLAN ADMINISTRATOR	E-2
1.08	PARTICIPANT	E-2
1.09	PARTICIPATING SUBSIDIARY	E-2
1.10	PURCHASE DATE	E-2
1.11	PURCHASE PRICE	E-2
1.12	SERVICE PROVIDER	E-2
ARTICLE II: EFFECTIVE DATE		E-2
ARTICLE III: PARTICIPATION		E-2
3.01	PARTICIPATION	E-2
3.02	ELECTION TO CONTRIBUTE	E-2
3.03	ELECTION OF INVESTMENT	E-2
3.04	INTEREST ON CONTRIBUTIONS	E-2
ARTICLE IV: PURCHASE OF SHARES		E-3
4.01	GRANT OF OPTIONS	E-3
4.02	PURCHASE PRICE	E-3
4.03	WITHDRAWAL OF CONTRIBUTIONS	E-3
4.04	STOCK AVAILABLE FOR OPTIONS	E-3
ARTICLE V: LIMITATIONS ON STOCK PURCHASE		E-3
5.01	INELIGIBLE EMPLOYEES	E-3
5.02	NONTRANSFERABILITY OF OPTION	E-4
5.03	RECAPITALIZATION ADJUSTMENTS	E-4
5.04	TERMINATION OF EMPLOYMENT	E-4
5.05	NOTICE OF DISPOSITION	E-4
ARTICLE VI: AMENDMENT OF THE PLAN		E-4
ARTICLE VII: TERMINATION OF THE PLAN		E-5

E-i

CHICAGO BRIDGE & IRON

2001 EMPLOYEE STOCK PURCHASE PLAN
(Effective July 1, 2001, as Amended )

Chicago Bridge & Iron Company N.V., in order to give its employees and those of Participating Subsidiaries an opportunity to participate in the growth of the Company by investment and reinvestment in the common stock of the Company, has established the Chicago Bridge & Iron 2001 Employee Stock Purchase Plan.

ARTICLE I: DEFINITIONS

Unless the context clearly indicates otherwise, the following terms when used in this Plan shall have the following meanings:

1.01  COMPANY:  Chicago Bridge & Iron Company N.V., a Netherlands corporation, and its respective corporate successors, if any.

1.02  COMPENSATION:  The total of all wages and salaries, overtime, shift and other premiums and bonuses and other incentive payments paid by the Company or any Participating Subsidiary to an employee or former employee with respect to a given period of employment during which the employee is a Participant, but excluding the following:

(a) All employer contributions and payments under any deferred compensation plan or contract, whether tax qualified or non-qualified, excepting all elective employee salary deferrals which are treated as employer contributions under any such plan or contract;

(b) All payments made by the Company or any Participating Subsidiary for services performed outside the United States which are of a character not customarily made by the Company or any Participating Subsidiary for services performed within the United States;

(c) All payments identified when made as an allowance for reimbursement of actual or estimated expenses incurred or to be incurred by the recipient of such payments; and

(d) Any income realized from the grant, receipt, vesting, modification, relinquishment, exchange, assignment, transfer, sale or other disposition of securities of the Company or any Participating Subsidiary, or rights or options with respect thereto.

1.03  CONTRIBUTION PERIOD:  Any one of four periods of each calendar year during which payroll deductions are made under the Plan. A new Contribution Period shall begin with the start of the pay period which includes the first day of each calendar quarter.

1.04  INCLUDED EMPLOYEE:  Any person who is either: a) a full time or regular part time employee of the Company or of a Participating Subsidiary who is paid from a payroll constituting U.S. source income, or b) an employee of the Company or a Participating Subsidiary employed outside of the United States, if the Participating Subsidiary or a unit thereof which employees the employee has not been excluded from participation by the Company and such employee is not prohibited by the laws of the nation of the employee’s residence or employment from participating in the Plan.

1.05  MARKET VALUE:  The composite closing price reported for a given date for a share of the common stock of the Company as traded on the New York Stock Exchange, or if such price is not so reported for that date, then the closing price of a share as so reported for the most recent preceding date on which such trading occurred. If the common stock of the Company shall cease to be so traded, then Market Value shall be the value on that date as determined in such reasonable manner as the Managing Director of the Company determines and describes in a written notice sent to all holders of options granted hereunder and affected by that determination.

1.06  PLAN:  The Chicago Bridge & Iron Employee Stock Purchase Plan (1997), as from time to time amended.

1.07  PLAN ADMINISTRATOR:  The person or committee from time to time designated by the Managing Director of the Company for the purposes of administering and conclusively construing the Plan.

1.08  PARTICIPANT:  An Included Employee for whom there is an account established pursuant to this Plan.

1.09  PARTICIPATING SUBSIDIARY:  Such present or future subsidiaries and affiliates of the Company which employ Included Employees, as designated from time to time by the Plan Administrator from among the group consisting of the Company and its present or future subsidiaries and affiliates.

1.10  PURCHASE DATE:  The first regular business day on which trading occurs on the New York Stock Exchange following the end of each calendar quarter; provided, however, that for the Contribution Period in the first calendar quarter of 2009, the “Purchase Date” shall be the date the shareholders of the Company approve an increase in the number of shares authorized under the Plan by 3,000,000 shares.

1.11  PURCHASE PRICE:  The price of the common stock of the Company as defined in Section 4.02.

1.12  SERVICE PROVIDER:  Such third party institution, if any, to or with which the Company, or the Plan Administrator on the Company’s behalf, may choose to delegate or contract to provide recordkeeping and other services for the administration of the Plan, which may include, but not be limited to, operation and maintenance of stock brokerage accounts for the purchase, sale and holding of stock for Participants’ Employee Stock Purchase Accounts, processing of Participant elections, and reinvestment of dividends paid on stock held in Employee Stock Purchase Accounts.

ARTICLE II: EFFECTIVE DATE

The effective date of this Plan is July 1, 2001.

ARTICLE III: PARTICIPATION

3.01  PARTICIPATION:  An Included Employee who is not ineligible under Section 5.01 may elect to make contributions to the Plan pursuant to Section 3.02.

3.02  ELECTION TO CONTRIBUTE:  An election must be in writing in a form as prescribed by the Plan Administrator, and must be submitted to the Plan Administrator by the 20th day of the calendar month preceding the beginning of a Contribution Period to be effective for such Contribution Period. Thereafter such election cannot be changed or terminated during that Contribution Period except as provided in Section 4.03. Each such election shall authorize the Company or Participating Subsidiary, as applicable, to withhold an integral percentage from one percent (1%) to up to eight percent (8%) of each payment of Compensation. An election once made shall be continuously applied to that Contribution Period and all subsequent Contribution Periods so long as the Participant remains an Included Employee, except as otherwise provided in Section 4.03 or 5.01, until the Participant notifies the Plan Administrator, in writing as the Plan Administrator prescribes, of a change or termination of such election. Such notice of change or termination must be submitted by the same date as described above and shall take effect as of the beginning of the next Contribution Period after the date of such notice’s effective submission.

3.03  ELECTION OF INVESTMENT:  Each Participant electing to make contributions to the Plan as provided in Section 3.02 shall at the time of each such election also be deemed to elect to purchase common stock of the Company under the terms of Articles IV and V, and also to agree to the establishment and administration of an Employee Stock Purchase Account in accordance with such additional requirements as the Plan Administrator may prescribe pursuant to any agreement with the Plan’s Service Provider, if any. The Plan Administrator shall promptly notify Participants from time to time of any such additional requirements.

3.04  INTEREST ON CONTRIBUTIONS:  The contributions made by a Participant pursuant to Section 3.02 shall be held by the Company or Participating Subsidiary, as may be applicable, until the purchase of stock pursuant to Sections 4.01 and 4.02, or withdrawal pursuant to Section 4.03, and, except as may be required by applicable law, shall not draw any interest or other earnings until so disbursed.

ARTICLE IV: PURCHASE OF SHARES

4.01  GRANT OF OPTIONS:  A Participant who is an Included Employee and who has made an election pursuant to Section 3.02 shall be granted on the first day of each Contribution Period on which an election pursuant to Section 3.03 is effective, an option to purchase shares of common stock of the Company on the Purchase Date next following the applicable Contribution Period. The option so granted shall be automatically exercised, and shares of the common stock of the Company shall be purchased with the Participant’s contributions withheld during or paid for the applicable Contribution Period pursuant to Section 3.02, provided a withdrawal pursuant to Section 4.03 or a termination of employment pursuant to Section 5.04 has not occurred. Any unused portion, representing an excess over the amount needed to purchase on the applicable Purchase Date the maximum number of shares allowable under the limitations of Sections 4.02 and 5.01, shall be refunded to such Participant.

4.02  PURCHASE PRICE:  The Purchase Price of the stock purchased under the option granted pursuant to Section 4.01 shall be 85% of the Market Value of such stock on the Purchase Date. The number of shares to which the option applies shall be the number of whole and fractional shares equal to the amount of contributions withheld during the preceding Contribution Period divided by 85% of the Market Value of the stock on the Purchase Date. The maximum number of shares a Participant may purchase under the Plan in a single calendar year shall be the further limited as required by Section 5.01.

4.03  WITHDRAWAL OF CONTRIBUTIONS:  A Participant may withdraw and receive from the Company or Participating Subsidiary, as applicable, a refund of all (but only all) contributions made to date during the current Contribution Period by the submittal of a written election as prescribed by the Plan Administrator no later than the 20th day of the last calendar month of such Contribution Period. Upon such withdrawal, all elections pursuant to Sections 3.02 and 3.03 shall automatically terminate until reinstated pursuant to said Sections.

4.04  STOCK AVAILABLE FOR OPTIONS:  All shares of common stock of the Company from time to time held in the treasury of the Company, and authorized but presently unissued shares of common stock of the Company, but in any event limited to a total of 5,000,000 shares (comprising 2,000,000 shares (after adjustment for stock splits effective as of February 1, 2003 and March 31, 2005) initially authorized under the Plan, plus 3,000,000 new shares authorized by amendment effective as of December 31, 2008) shall be available for option and sale pursuant to this Plan. Shares allotted for option and sale pursuant to this Plan for which the right to purchase has expired shall be deemed available for reallotment for option and sale in ensuing Contribution Periods and on subsequent Purchase Dates, as if such shares had never been so allotted.

4.05  EFFECT OF OVERALLOTMENT.  If at any time shares of common stock authorized for purposes of the Plan shall not be available in sufficient number to meet the purchase requirements under all outstanding options (subject, however, to any amendment increasing the number of shares to be allotted under the Plan), the Plan Administrator shall apportion the remaining available shares among Participants eligible to purchase shares as provided in Section 4.01 (for whom a withdrawal pursuant to Section 4.03 or a termination of employment pursuant to Section 5.04 has not occurred) on a pro rata basis in proportion to such Participants’ contributions withheld during or paid for the applicable Contribution Period, and refund the unapplied balance of such contributions to the affected Participants as soon as administratively practicable after such apportionment. The Plan Administrator shall give notice of any such apportionment and refund to each such Participant.

ARTICLE V: LIMITATIONS ON STOCK PURCHASE

5.01  INELIGIBLE EMPLOYEES:  No otherwise eligible Included Employee shall be granted an option to purchase stock pursuant to this Plan if immediately after that grant such employee owns, or has an option on, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any affiliate thereof. The rules of Section 425(d) of the U.S. Internal Revenue Code of 1986, as from time to time amended, shall apply in determining the stock ownership of an employee for this purpose. Any stock which an employee may purchase under any outstanding right or option shall be treated as stock owned by such employee for the purpose of this section. No employee shall have or be granted under this Plan any option that will permit the employee’s rights or options to purchase stock under all such employee stock purchase plans of the Company and its affiliates to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Market Value of such stock, determined as of the date such right or option is granted, for each calendar year during which such right or option is outstanding.

5.02  NONTRANSFERABILITY OF OPTION:  No option to purchase stock pursuant to this Plan shall be transferable by the grantee thereof during the grantee’s lifetime, but such an option may be transferred by will or by laws of descent and distribution, which shall include the valid designation of a beneficiary pursuant to uniform procedures prescribed by the Plan Administrator. Each such option shall be exercisable during the lifetime of the grantee only by the grantee. Certificates for shares of stock purchased pursuant to an option granted under this Plan may, however, be issued in the names of the grantee and any other adult person or persons jointly, with right of survivorship, provided each such person is a member of the grantee’s immediate family and provided further that the grantee so requests in writing at or before the time of his purchase of such shares and at the same time informs the Company of the name and address of his co-owner. A grantee’s “immediate family” for the purposes of this Section 5.02 shall include only the grantee’s spouse, son, daughter, grandson, granddaughter, niece, nephew, father, mother, brother or sister. Certificates for shares purchased after the transfer of an option as provided above in this Section 5.02 may be issued only in the name or names of the person or persons so succeeding to the option.

5.03  RECAPITALIZATION ADJUSTMENTS:  If the outstanding common stock of the Company is augmented by a dividend in such common stock or divided into a greater or consolidated into a lesser number of shares of such common stock, then (A) the number of unissued shares of such common stock which may thereafter be allotted shall be correspondingly increased or decreased, (B) the number of shares of common stock to which any then outstanding options under the Plan relates shall be correspondingly increased or decreased to the extent that shares are available for allotment within the limit provided in Section 4.04, and (C) the purchase price for each share in respect of which any such option is outstanding at the time of such increase or decrease in the number of outstanding shares of common stock of the Company shall be adjusted in inverse proportion to such increase or decrease in the number of outstanding shares. If the outstanding common stock of the Company is affected by any reorganization, recapitalization, combination of shares, merger, consolidation, acquisition of property or shares, separation, assets spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company that is not described in the preceding sentence and that does not terminate the Plan pursuant to Article VII, the Plan Administrator shall make such adjustments, if any, in the number, kind and purchase price of the shares allotted or subject to options under the Plan, as it deems appropriate.

5.04  TERMINATION OF EMPLOYMENT:  Participation in this Plan ceases immediately when a Participant ceases to be employed by the Company or a Participating Subsidiary for any reason whatsoever, when the Participant’s employer ceases to be a Participating Subsidiary, or when the Participant otherwise ceases to be an Included Employee; and such Participant’s options shall thereupon terminate. As soon as administratively practicable upon termination of participation, the Company or Participating Subsidiary, as applicable, shall refund to the Participant all contributions accumulated during the applicable Contribution Period. Neither the existence of this Plan nor the grant nor exercise of any rights to purchase shares under this Plan shall impose any obligation on the Company or a Participating Subsidiary to continue to employ any employee, or adversely affect the right of the Company or a Participating Subsidiary to terminate such employment at any time.

5.05  NOTICE OF DISPOSITION:  If a Participant or former Participant sells, transfer, or otherwise makes a disposition of shares purchased pursuant to an option granted under the Plan within two years after the date such option is granted or within one year after the Purchase Date to which such option relates, and if such Participant is subject to U.S. federal income taxes, then such Participant or former Participant shall notify the Company or Participating Subsidiary in writing of such sale, transfer or other disposition, and shall remit to the Company or Participating subsidiary or authorize the Company or Participating Subsidiary to withhold from other sources such amount as the company may determine to be necessary to satisfy any federal, state or local tax withholding obligations of the Company or Participating Subsidiary.

ARTICLE VI: AMENDMENT OF THE PLAN

The Company reserves the right to amend this Plan in any manner, at any time or from time to time, by action of its Managing Director, or by action of the Supervisory Directors (in which case any such action shall supercede any conflicting action of the Managing Director), but no such amendment shall increase the number of shares of common stock that may be allotted for sale under the Plan without the approval of shareholders of the Company; and except for the purpose of making the Plan meet the requirements of the U.S. Internal Revenue Code of 1986, as from time to time amended, with respect to employee stock purchase plans, no such amendment shall alter or impair any right granted under the Plan without the previous written consent of the holder of that right.

ARTICLE VII: TERMINATION OF THE PLAN

The Plan shall continue indefinitely until termination under this Section. The Company reserves the right to terminate this Plan at any time by resolution of its Supervisory Directors, and the Plan shall automatically terminate upon the happening of the first to happen of the following events:

(a) whenever no shares remain to be allotted under the Plan (subject, however, to any amendment increasing the number of shares to be allotted under the Plan , or

(b) whenever any merger of the Company into another corporation or any consolidation of the Company with another corporation, or any transfer of substantially all of the assets of the Company, or any liquidation of the Company, becomes effective or takes place unless the corporate successor of the Company in any such transaction assumes the obligations of the Company under the Plan.

No options shall be granted after the Plan is terminated nor may any stock be purchased pursuant to the Plan subsequent to the termination. All funds accumulated in Participants’ Employee Stock Purchase Accounts as of the date of termination shall be refunded to the affected Participants as soon as administratively practicable after such termination.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. V. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CHICAGO BRIDGE & IRON COMPANY N.V. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For Other To vote for any individual nominee, write number(s) of the All All Nominee(s) nominee(s) below. 1. To Vote FOR or WITHHOLD the election of 000 the following nominees: Nominees: 01) Philip K. Asherman 02) L. Richard Flury 03) W. Craig Kissel For Against Abstain For Against Abstai 2. 000 7. 000 3. 000 8. 000 4. 000 9. 000 5. 000 10. 000 6. 000 11. 000 1. To elect the Supervisory Board recommended slate of nominees: i) Philip K. Asherman, ii) L. Richard Flury, and iii) W. Craig Kissel as members of the Supervisory Board to serve until the Annual General Meeting of Shareholders in 2012 and until their successors shall have been duly appointed. First Position 01) Philip K. Asherman Second Position 02) L. Richard Flury Third Position 03) W. Craig Kissel OR OR OR 04) Luciano Reyes 05) Westley S. Stockton 06) Luke V. Scorsone 2. To authorize the preparation of our Dutch statutory annual accounts and the annual report of our Management Board in the English language and to adopt our Dutch statutory annual accounts for the year ended December 31, 2008. 3. To discharge the sole member of our Management Board from liability in respect of the exercise of its duties during the year ended December 31, 2008. 4. To discharge the members of the Supervisory Board from liability in respect of the exercise of their duties during the year ended December 31, 2008. 5. To approve the final dividend for the year ended December 31, 2008 in an amount of $0.16 per share. 6. To approve the extension of the authority of our Management Board to repurchase up to 10% of the issued share capital of the Company until November 7, 2010. 7. To appoint Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. 8. To amend our Articles of Association to provide that the mandatory retirement date of directors who attain the age of seventy-two will be the day on which the annual meeting is held in the financial year following the year during which such director reaches the age of seventy-two. 9. To approve the amendment of the 2008 Long-Term Incentive Plan. 10. To approve the amendment of the Chicago Bridge & Iron 2001 Employee Stock Purchase Plan. 11. To approve the extension of the authority of the Supervisory Board to issue and/or grant rights to acquire shares (including options to subscribe for shares) and to limit or exclude the preemptive rights of shareholders of the Company until May 7, 2014. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: You can view the Annual Report and Notice and Proxy Statement for Chicago Bridge & Iron Company N.V. on the Internet at www.proxyvote.com

CHICAGO BRIDGE & IRON COMPANY N.V. This Proxy is Solicited By the Supervisory Board of the Company Proxy For Annual Meeting of Shareholders (Must be presented at the meeting or received by mail prior to the close of business on April 30, 2009) The undersigned registered holder of Shares of New York Registry (each representing one Common Share of EUR 0.01 nomin amount of Chicago Bridge & Iron Company N.V.), hereby appoints David A. Delman, Chief Legal Officer, General Counsel a Secretary, and Walter Browning, Managing General Counsel, Corporate & Compliance, or either of them, as proxies of t undersigned with full power of substitution to attend and address the Annual General Meeting of Shareholders of Chicago Brid & Iron Company N.V. to be held in Amsterdam, The Netherlands on May 7, 2009 and in general, to exercise all rights t undersigned could exercise in respect of such Common Shares if personally present thereat in their discretion upon all matte which may properly come before such Meeting and every adjournment thereof, and instructs such proxy to endeavor, in so far practicable, to vote or cause to be voted on a poll (if a poll shall be taken) the Common Shares of Chicago Bridge & Iron Compa N.V. represented by shares of New York Registry registered in the name of the undersigned on the books of the New York Transf Agent and Registrar as of the close of business on March 13, 2009, at such Meeting in respect of the resolutions specified on t reverse side thereof. This proxy is governed by Dutch law. Please direct your proxy how he is to vote by placing an “x” in the appropriate box opposite the resolutions specified on the rever side thereof. This proxy, when properly executed and timely received, will be voted in the manner direct herein. If no instructions are given on this proxy card, then the shares will be voted FOR messrs. Asherma Flury and Kissel, and FOR items 2-11. This Proxy Card must be signed by the person in whose name the relevant shares are registered on the books of the Transfer Age and Registrar. In the case of a Corporation or Partnership, the Proxy Card must be executed by a duly authorized officer or attorne When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardia please give full title as such. Complete, Sign, Date and Promptly Return this Proxy Card Using the Enclosed Envelope.